UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Halliburton Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 7, 2008

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Halliburton Company. The meeting will be held on Wednesday, May 21, 2008, at 9:00 a.m., local time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

At the meeting, stockholders are being asked to:

•	elect ten Directors to serve on the Board of Directors for the coming year;

•	ratify the selection of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for 2008;

•	reapprove material terms of performance goals under the 1993 Stock and Incentive Plan; and

•	consider three stockholder proposals.

Please refer to the proxy statement for detailed information on each of these proposals.

It is very important that your shares are represented and voted at the meeting. If you attend the meeting, you may vote in person even if you have previously voted.

We appreciate the continuing interest of our stockholders in the business of Halliburton and we hope you will be able to attend the Annual Meeting.

Sincerely,

David J. Lesar
Chairman of the Board, President
and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be Held May 21, 2008

Halliburton Company, a Delaware corporation, will hold its Annual Meeting of Stockholders on Wednesday, May 21, 2008, at 9:00 a.m., local time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024. At the meeting, the stockholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

1.	To elect ten Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year 2008.

3.	To consider and act upon a proposal to reapprove the material terms of performance goals under the 1993 Stock and Incentive Plan.

4.	To consider and act upon three stockholder proposals, if properly presented at the meeting.

5.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set Monday, March 24, 2008, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

This year we are furnishing proxy materials to our stockholders over the Internet. On April 7, 2008, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2008 proxy statement and 2007 Annual Report on Form 10-K and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual materials via email, the email contains voting instructions and links to the proxy statement and Form 10-K on the Internet.

IF YOU PLAN TO ATTEND:

Attendance at the meeting is limited to stockholders and one guest each. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Each stockholder holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

By order of the Board of Directors,

Sherry D. Williams
Vice President and Corporate Secretary

April 7, 2008

You are urged to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials.

i

PROXY STATEMENT

GENERAL INFORMATION

The proxy statement is solicited by the Board of Directors of Halliburton Company (“Halliburton”, the “Company”, “we” or “us”). By executing and returning the enclosed proxy or by following the enclosed voting instructions or by voting via the Internet or by telephone, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting and each may be accompanied by one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the Annual Meeting will begin at 9:00 a.m. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present, your shares can be voted only if you have voted via the Internet or by telephone or returned a properly executed proxy; and in these cases, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the Annual Meeting.

The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 24, 2008. Halliburton’s common stock, par value $2.50, is the only class of capital stock that is outstanding. As of March 24, 2008, there were 874,263,258 shares of common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the Annual Meeting. A complete list of stockholders entitled to vote will be kept at our offices at the address specified below for ten days prior to, and will be available at, the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by us to act as election inspectors for the Annual Meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the stockholders. Shares for which a stockholder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter.

Each Director shall be elected by the vote of the majority of the votes cast, provided that if the number of nominees exceeds the number of Directors to be elected and any stockholder-proposed nominee has not been withdrawn as of the day before we mail the Notice of Internet Availability of Proxy Materials to stockholders for the Annual Meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director; abstentions will be ignored.

The election inspectors will treat shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, known as broker non-vote shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote; however, those shares will not have any effect on that matter. Those shares may be entitled to vote on other matters.

In accordance with our confidential voting policy, the stockholders’ votes will not be disclosed to Halliburton’s officers, Directors or employees, except:

•	as necessary to meet legal requirements and to assert claims for and defend claims against Halliburton;
•	when disclosure is voluntarily made or requested by the stockholder;
•	when the stockholder writes comments on the proxy card; or
•	in the event of a proxy solicitation not approved and recommended by the Board.

The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations are independent and are not employees of Halliburton.

The Notice of Internet Availability of Proxy Materials is being sent to stockholders on or about April 7, 2008. Our Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2007 accompanies this proxy statement. The Annual Report on Form 10-K is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Our principal executive office is located at 5 Houston Center, 1401 McKinney Street, Suite 2400, Houston, Texas 77010.

ELECTION OF DIRECTORS
(Item 1)

Mr. Robert L. Crandall, who has served as a Director since 1986, and Mr. W. R. Howell, who has served as a Director since 1991, are both retiring from the Board immediately prior to the Annual Meeting of Stockholders on May 21, 2008. They will not be candidates for reelection for the ensuing year. Ms. Kathleen M. Bader is not standing for reelection for the ensuing year.

Ten Directors are to be elected to serve for the ensuing year and until their successors are elected and qualify. Nine of the nominees listed below are presently Directors of Halliburton. Mr. James T. Hackett is proposed for the first time for election to the Board. The common stock represented by the proxies will be voted to elect the ten nominees as Directors unless we receive contrary instructions. If any nominee is unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board. If a suitable substitute is not available, the Board will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected.

Information about Nominees for Director

       ALAN M. BENNETT, 57, Interim Chief Executive Officer, H&R Block (a tax and financial services provider) since 2007; Senior Vice President and Chief Financial Officer, Aetna, Inc. (a leading provider of health, dental, group life, disability and long-term care benefits), 2001- 2007; Vice President and Corporate Controller, Aetna, Inc., 1998-2001; Vice President and Director of Internal Audit, Aetna, Inc., 1997-1998; Chief Financial Officer, Aetna Business Resources, 1995-1997; joined Halliburton Company Board in 2006; member of the Audit and the Nominating and Corporate Governance Committees; Director of TJX Companies, Inc.

       JAMES R. BOYD, 61, Retired Chairman of the Board, Arch Coal, Inc. (second largest U.S. coal producer); Chairman of the Board, Arch Coal, Inc., 1998-2006; Senior Vice President and Group Operating Officer, Ashland, Inc., 1989-2002; joined Halliburton Company Board in 2006; member of the Compensation and the Health, Safety and Environment Committees; Director of Arch Coal, Inc.

       MILTON CARROLL, 57, Chairman of the Board, CenterPoint Energy, Inc. (a public utility holding company) since 2002 and Chairman of Instrument Products, Inc. (a private oil-tool manufacturing company); joined Halliburton Company Board in 2006; member of the Health, Safety and Environment and the Compensation Committees; Chairman and Director of Health Care Service Corporation.

       KENNETH T. DERR, 71, Retired Chairman of the Board, Chevron Corporation (an international oil company); Chairman and Chief Executive Officer, Chevron Corporation, 1989-1999; joined Halliburton Company Board in 2001; Chairman of the Compensation Committee and member of the Health, Safety and Environment Committee; Director of Calpine Corporation and Citigroup Inc.

       S. MALCOLM GILLIS, 67, University Professor, Rice University since 2004; President, Rice University, 1993-2004; Ervin Kenneth Zingler Professor of Economics, Rice University, 1996-2004; Professor of Economics, Rice University, 1993-2004; joined Halliburton Company Board in 2005; member of the Health, Safety and Environment and the Nominating and Corporate Governance Committees; Director of Service Corporation International, Electronic Data Systems Corporation, Introgen Therapeutics, Inc., AECOM Technology and the Vietnam Education Foundation.

       JAMES T. HACKETT, 54, Chairman of the Board, President and Chief Executive Officer of Anadarko Petroleum Corporation (an independent oil and gas exploration and production company) since 2006; President and Chief Executive Officer of Anadarko Petroleum Corporation, 2003 – 2006; President and Chief Operating Officer of Devon Energy Corporation, 2003; Chairman of the Board, President and Chief Executive Officer of Ocean Energy, Inc., 2000 – 2003; President and Chief Executive Officer of Ocean Energy, Inc., 1999 – 2000; Chairman, Chief Executive Officer and President of Seagull Energy Corporation, 1999; Director of Fluor Corporation and Temple-Inland, Inc. and Chairman of the Federal Reserve Bank of Dallas.

       DAVID J. LESAR, 54, Chairman of the Board, President and Chief Executive Officer of the Company since 2000; President of the Company, 1997-2000; Executive Vice President and Chief Financial Officer, 1995-1997; joined Halliburton Company Board in 2000.

       J. LANDIS MARTIN, 62, Founder and Managing Director, Platte River Ventures, L.L.C. (a private equity investment company) since 2005; Chairman (1989-2005) and Chief Executive Officer (1995-2005), Titanium Metals Corporation; President and Chief Executive Officer, NL Industries, Inc., 1987-2003; Chairman of the Board and Chief Executive Officer, Baroid Corporation (and its predecessor), 1990-1994; joined Halliburton Company Board in 1998; Chairman of the Nominating and Corporate Governance Committee and member of the Audit Committee; Director of Apartment Investment and Management Company and Crown Castle International Corporation.

       JAY A. PRECOURT, 70, Chairman of the Board, Hermes Consolidated, Inc. (a gatherer, transporter and refiner of crude oil and refined products) since 1999; Chairman of the Board and Chief Executive Officer, Scissor Tail Energy, LLC, 2000-2005; Vice Chairman and Chief Executive Officer, Tejas Gas Corporation, 1986-1999; President, Tejas Gas Corporation, 1996-1998; joined Halliburton Company Board in 1998; Chairman of the Health, Safety and Environment Committee and member of the Audit Committee.

       DEBRA L. REED, 51, President and Chief Executive Officer, Southern California Gas Company and San Diego Gas & Electric Company (regulated utility companies) since 2006; President and Chief Operating Officer, Southern California Gas Company and San Diego Gas & Electric Company, 2004-2006; President and Chief Financial Officer, Southern California Gas Company and San Diego Gas & Electric Company, 2002-2004; President of San Diego Gas & Electric Company, 2000-2001; President, Energy Distribution Services, Southern California Gas Company, 1998-2001; Senior Vice President, Southern California Gas Company, 1995-1998; joined Halliburton Company Board in 2001; member of the Compensation and the Nominating and Corporate Governance Committees; Director of Genentech, Inc.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information about persons or groups, based on information contained in Schedules 13G filed with the Securities and Exchange Commission, or SEC, reflecting beneficial ownership, who own or have the right to acquire more than 5% of our common stock.

	Amount and		Percent
Name and Address	Nature of		of
of Beneficial Owner	Beneficial Ownership		Class

Wellington Management Company, LLP	48,386,252	(1)	5.49%
75 State Street, Boston, MA 02109

(1)	Wellington Management Company, LLP is an investment adviser and is deemed to be the beneficial owner of 48,386,252 shares. Wellington Management Company, LLP has shared power to vote or direct the vote of 36,434,418 shares and has shared power to dispose or to direct the disposition of 48,386,252 shares.

The following table sets forth, as of February 15, 2008, the amount of our common stock owned beneficially by each Director, each Director Nominee, each of the executive officers named in the Summary Compensation Table on page 23 and all Directors, Director Nominees and executive officers as a group.

	Amount and Nature of
	Beneficial Ownership
	Sole	Shared
	Voting and	Voting or
Name of Beneficial Owner or	Investment	Investment		Percent
Number of Persons in Group	Power(1)	Power		of Class

Kathleen M. Bader	4,804			*
Alan M. Bennett	11,769			*
James R. Boyd	13,769			*
Milton Carroll	7,804			*
Albert O. Cornelison, Jr.	241,824			*
Robert L. Crandall	28,571			*
Kenneth T. Derr	38,095			*
C. Christopher Gaut	569,417			*
S. Malcolm Gillis	13,295			*
James T. Hackett	0			*
W. R. Howell	26,371			*
David J. Lesar	1,533,830	40,000	(2)	*
J. Landis Martin	79,297			*
Mark A. McCollum	108,229			*
Lawrence J. Pope	147,696			*
Jay A. Precourt	61,965			*
Debra L. Reed	32,095	500	(2)	*
Shares owned by all current Directors, Director Nominees and executive officers as a group (18 persons)	2,945,464			*

*	Less than 1% of shares outstanding.

(1)	Included in the table are shares of common stock eligible for purchase pursuant to outstanding stock options within 60 days of February 15, 2008 for the following: Mr. Cornelison – 68,894; Mr. Crandall – 6,000; Mr. Derr – 14,000; Mr. Gaut – 341,181; Mr. Howell – 6,000; Mr. Lesar – 524,233; Mr. Martin – 20,000; Mr. McCollum – 31,466; Mr. Pope – 58,518; Mr. Precourt – 22,000; Ms. Reed – 14,000 and one unnamed executive officer – 6,234. Until the options are exercised, these individuals will neither have voting nor investment power over the underlying shares of common stock but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.

(2)	Mr. Lesar holds 40,000 shares in a family partnership. Ms. Reed has shared voting and investment power over 500 shares held in her husband’s Individual Retirement Account.

CORPORATE GOVERNANCE

In 1997, our Board adopted a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities. Since 1997, our corporate governance guidelines have been reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to corporate governance, including the operation of the Board. Our Board’s corporate governance guidelines, as revised in July 2007, can be found on the Corporate Governance page of our website www.halliburton.com and in Appendix A to this proxy statement.

Our Board also wants our stockholders to understand how the Board conducts its affairs in all areas of its responsibility. The full text of our Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees’ charters are available on our website.

We have posted on our website our Code of Business Conduct, which applies to all of our employees and Directors and serves as the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. If you do not have access to our website you can request a copy of the Code of Business Conduct, our corporate governance guidelines and the charters of the Board’s committees by contacting the Vice President and Corporate Secretary at the address set forth on page 2 of this proxy statement. Any waivers to our code of ethics for our executive officers can only be made by our Audit Committee. There were no waivers of the code of ethics in 2007.

Our Board is charged with approving related persons transactions involving our directors, executive officers or any nominees for director and any greater than 5% stockholders and their immediate family members. We have adopted a policy governing related persons transactions. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which (1) we and our subsidiaries were or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10% beneficial ownership interest in, another entity), and which is required by the rules and regulations of the SEC to be disclosed in our public filings. The Board will only approve related persons transactions when the Board determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board will apply the following standards and such other standards it deems appropriate:

•	whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;
•	whether the transaction is material to us or the related person;
•	the role the related person has played in arranging the related person transaction;
•	the structure of the related person transaction;
•	the extent of the related person’s interest in the transaction; and
•	whether there are alternative sources for the subject matter of the transaction.

THE BOARD OF DIRECTORS AND
STANDING COMMITTEES OF DIRECTORS

The Board has standing Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees. Each of the standing committees are comprised of non-employee Directors, and in the business judgment of the Board, all of the non-employee Directors are independent. The Board has made the determination that all of the non-employee Directors are independent because they meet the independence standards set forth in our corporate governance guidelines. Our independence standards, which meet the requirements of the New York Stock Exchange, or NYSE, provide that a Director will be considered independent if he or she:

•	has not been employed by us or our affiliate in the preceding three years and no member of the Director’s immediate family has been employed as one of our or our affiliates’ executive officers in the preceding three years;
•	has not received, and does not have an immediate family member that has received for service as one of our executive officers, within the preceding three years, during any twelve-month period, more than $100,000 in direct compensation from us, other than director’s fees, committee fees or pension or deferred compensation for prior service;

•	is not (A) a current partner of our independent auditor, (B) is not a current employee of our independent auditor and (C) was not during the past three calendar years a partner or employee of our independent auditor and personally worked on our audit;
•	does not have an immediate family member who (A) is a current partner of our independent auditor, (B) is a current employee of our independent auditor who participates in that firm’s audit, assurance or tax compliance (but not tax planning) practice and (C) was during the past three calendar years, a partner or employee of our independent auditor and personally worked on our audit;
•	has not been an employee of one of our or our affiliates’ customers or suppliers and does not have an immediate family member who is an executive officer of one of our customers or suppliers that makes payments to, or receives payments from, us or our affiliates in an amount which exceeds the greater of $1 million or 2% of our customer’s or supplier’s consolidated gross revenues within any of the preceding three years; and
•	has not been within the preceding three years part of an interlocking directorate in which our chief executive officer or another of our executive officers serves on the compensation committee of another corporation that employs the Director, or an immediate family member of the Director, as an executive officer.

There were no transactions, relationships or arrangements not disclosed in this proxy statement that were considered by the Board in making its determination as to the independence of the Directors. The definition of independence and compliance with this policy is periodically reviewed by the Nominating and Corporate Governance Committee.

During the last fiscal year, the Board met on 6 occasions, the Audit Committee met on 9 occasions, the Compensation Committee met on 5 occasions, the Health, Safety and Environment Committee met on 2 occasions, the Nominating and Corporate Governance Committee met on 2 occasions, and the Management Oversight Committee met on 2 occasions. At the May 2007 meeting of the Management Oversight Committee, the members of the Committee formalized the Lead Director role and disbanded the Management Oversight Committee, of which Mr. W. R. Howell was the chairman, because its function was duplicative of the executive sessions held each Board meeting. The non-employee Directors of the Board met in executive session, with no Company personnel present, on 6 occasions. Mr. Howell, as Lead Director, presides over the executive sessions of the independent directors. All members of the Board attended at least 75% of the total number of meetings of the Board and the committees on which he or she served during the last fiscal year. Our corporate governance guidelines provide that all Directors should attend our Annual Meeting and all of our Directors attended the 2007 Annual Meeting.

To foster better communication with our stockholders, we established a process for stockholders to communicate with the Audit Committee and the Board. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the NYSE and the SEC. The methods of communication with the Board, which follow, include mail, a dedicated telephone number and an e-mail address.

Contact the Board

You may choose one of the options listed below to report complaints about Halliburton’s accounting, internal accounting controls or auditing matters to the Audit Committee, or other concerns to the Board.

•	Complaints relating to Halliburton’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.
•	Other concerns will be referred to the Lead Director.
•	All complaints and concerns will be received and processed by the Halliburton Director of Business Conduct.
•	Concerns may be reported anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:

o	required or advisable in connection with any governmental investigation or report;
o	in the interests of Halliburton, consistent with the goals of Halliburton’s Code of Business Conduct; or
o	required or advisable in Halliburton’s legal defense of the matter.

Call	Write	E-mail
888.312.2692 or 770.613.6348	Board of Directors c/o Director of Business Conduct Halliburton Company 5 Houston Center 1401 McKinney Street, Suite 2400 Houston, TX 77010	BoardofDirectors@halliburton.com

Halliburton’s Director of Business Conduct, a Halliburton employee, reviews all stockholder communications directed to the Audit Committee and the Board. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Lead Director is promptly notified of any other significant stockholder communications and significant communications addressed to a named Director are promptly sent to the Director. Copies of all communications are available for review by any Director.

Information regarding these methods of communication is also on our website, www.halliburton.com, under “Corporate Governance”.

Members of the Committees of the Board of Directors

		Health, Safety and	Nominating and Corporate
Audit Committee	Compensation Committee	Environment Committee	Governance Committee

Kathleen M. Bader Alan M. Bennett Robert L. Crandall* J. Landis Martin Jay A. Precourt	James R. Boyd Milton Carroll Robert L. Crandall Kenneth T. Derr* W. R. Howell Debra L. Reed	Kathleen M. Bader James R. Boyd Milton Carroll Kenneth T. Derr S. Malcolm Gillis Jay A. Precourt*	Alan M. Bennett Robert L. Crandall S. Malcolm Gillis W. R. Howell J. Landis Martin* Debra L. Reed

*	Chairman

Audit Committee

The Audit Committee’s role is one of oversight, while Halliburton’s management is responsible for preparing financial statements. The independent public accounting firm appointed to audit our financial statements (the “principal independent public accountants”) is responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

•	Recommending the appointment of the principal independent public accountants to the Board, and together with the Board, being responsible for the appointment, compensation, retention and oversight of the work of the principal independent public accountants;
•	Reviewing the scope of the principal independent public accountants’ examination and the scope of activities of the internal audit department;
•	Reviewing Halliburton’s financial policies and accounting systems and controls;
•	Reviewing audited financial statements and interim financial statements;
•	Preparing a report for inclusion in Halliburton’s proxy statement regarding the Audit Committee’s review of audited financial statements for the last fiscal year which includes a statement on whether it recommends that the Board include those financial statements in the Annual Report on Form 10-K;
•	Approving the services to be performed by the principal independent public accountants; and
•	Reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

The Audit Committee also reviews Halliburton’s compliance with its Code of Business Conduct, which was formally adopted by the Board in 1992. The Audit Committee meets separately with the principal independent public accountants, internal auditors and management to discuss matters of concern, and to receive recommendations or suggestions for change and to exchange relevant views and information.

Compensation Committee

The primary function of the Compensation Committee is to ensure that our compensation program is effective in attracting, retaining and motivating key employees, that it reinforces business strategies and objectives for enhanced stockholder value and that the program is administered in a fair and equitable manner consistent with established policies and guidelines.

The Compensation Committee’s responsibilities include, but are not limited to:

•	Developing and approving an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;
•	Reviewing and discussing the annual Compensation Discussion and Analysis disclosure with executive management, and determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K;
•	Reviewing the evaluation of the CEO’s performance by the non-employee members of the Board and then, based upon such evaluation, making a recommendation to the non-employee members of the Board regarding the CEO’s compensation for the next year;
•	Specifically reviewing and approving all actions relating to compensation, promotion and employment-related arrangements (including severance arrangements) for specified officers of Halliburton, its subsidiaries and affiliates;
•	Establishing annual performance criteria and reward schedules under our Annual Performance Pay Plan (or any other similar or successor plans) and certifying the performance level achieved and reward payments at the end of each plan year;
•	Establishing performance criteria and award schedules under our Performance Unit Program (or any other similar or successor plans) and certifying the performance level achieved and award payments at the end of each performance cycle;
•	Approving any other incentive or bonus plans applicable to specified officers of Halliburton, its subsidiaries and affiliates;
•	Administering awards under our 1993 Stock and Incentive Plan and our Supplemental Executive Retirement Plan (or any other similar or successor plans);
•	Selecting an appropriate peer group or peer groups against which to measure our total executive compensation program;
•	Reviewing and approving or recommending to the Board, as appropriate, major changes to, and taking administrative actions associated with, any other forms of non-salary compensation under its purview;
•	Reviewing and approving the stock allocation budget among all employee groups of Halliburton, its subsidiaries and affiliates;
•	Periodically monitoring and reviewing overall compensation program design and practice to ensure continued competitiveness, appropriateness and alignment with established philosophies, strategies and guidelines;
•	Reviewing and approving appointments to the Administrative Committee which oversees the day-to-day administration of some of our non-qualified executive compensation plans;
•	Retaining persons having special competence (including consultants and other third-party service providers) as necessary to assist the Compensation Committee in fulfilling its responsibilities and maintaining the sole authority to retain and terminate these persons, including the authority to approve fees and other retention terms; and
•	Performing such other duties and functions as the Board may from time to time delegate.

Health, Safety and Environment Committee

The Health, Safety and Environment Committee’s responsibilities include, but are not limited to:

•	Reviewing and assessing Halliburton’s health, safety and environmental policies and practices and proposing modifications or additions as needed;
•	Overseeing the communication and implementation of these policies throughout Halliburton;
•	Reviewing annually the health, safety and environmental performance of Halliburton’s operating units and their compliance with applicable policies and legal requirements; and
•	Identifying, analyzing and advising the Board on health, safety and environmental trends and related emerging issues.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	Reviewing periodically the corporate governance guidelines adopted by the Board and recommending revisions to the guidelines as appropriate;
•	Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluations;
•	Reviewing and periodically updating the criteria for Board membership and evaluating the qualifications of each Director candidate against the criteria;
•	Assessing the appropriate mix of skills and characteristics required of Board members;
•	Identifying and screening candidates for Board membership;
•	Establishing procedures for stockholders to recommend individuals for consideration by the Committee as possible candidates for election to the Board;
•	Reviewing annually each Director’s continuation on the Board and recommending to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders;
•	Recommending candidates to fill vacancies on the Board;
•	Reviewing periodically the status of each Director to assure compliance with the Board’s policy that at least two-thirds of Directors meet the definition of independent Director;
•	Reviewing the Board’s committee structure, and recommending to the Board for its approval Directors to serve as members and as Chairs of each committee;
•	Reviewing annually any stockholder proposals submitted for inclusion in Halliburton’s proxy statement and recommending to the Board any Halliburton statements in response; and
•	Reviewing periodically Halliburton’s Director compensation practices, conducting studies and recommending changes, if any, to the Board.

Stockholder Nominations of Directors. Stockholders may nominate Directors at an Annual Meeting of Stockholders in the manner provided in our By-laws. The By-laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to the Vice President and Corporate Secretary at the address set forth on page 2 of this proxy statement, and must be received at our principal executive offices not less than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice shall set forth:

•	as to each person the stockholder proposes to nominate for election or reelection as a Director:

o	the name, age, business address and residence address of the person;
o	the principal occupation or employment of the person;
o	the class and number of shares of Halliburton common stock that are beneficially owned by the person; and
o	all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	as to the stockholder giving the notice:

o	the name and record address of the stockholder; and
o	the class and number of shares of Halliburton common stock that are beneficially owned by the stockholder.

The proposed nominee may be required to furnish other information as Halliburton may reasonably require to determine the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Qualifications of Directors. Candidates nominated for election or reelection to the Board should possess the following qualifications:

•	Personal characteristics:

o	highest personal and professional ethics, integrity and values;
o	an inquiring and independent mind;
o	practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, government, education or technology;
•	Expertise that is useful to Halliburton and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained;
•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;
•	Commitment to serve on the Board for several years to develop knowledge about Halliburton’s principal operations;
•	Willingness to represent the best interests of all stockholders and objectively appraise management performance; and
•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to Halliburton and its stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates.

Process for the Selection of New Directors. The Board is responsible for filling vacancies on the Board. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, Halliburton management, and stockholders. The Committee may retain an independent executive search firm to identify candidates for consideration. The Committee retained the executive search firm, Korn/Ferry International, to assist its search in identifying and evaluating Director nominees, and this search firm identified Mr. Hackett as a potential Director candidate. A stockholder who wishes to recommend a prospective candidate should notify Halliburton’s Vice President and Corporate Secretary, as described in this proxy statement.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed above. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION OBJECTIVES

Our executive compensation program is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and our performance on both a short and long-term basis;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive stockholder value;
•	Support our business strategies;
•	Motivate our executives; and
•	Maximize return on our human resource investment.

These objectives serve to assure our long-term success and are built on the following compensation principles:

•	Executive compensation is managed from a total compensation perspective in addition to giving consideration to each component of the total package in order to provide our Named Executive Officers, or NEOs, with competitive, market-driven compensation opportunities.
•	All elements of compensation are compared to the compensation packages of a comparator group of companies that reflect the markets in which we compete for business and people.

o	The determination of the comparator group is based on size in terms of market capitalization; revenue and number of employees; scope in terms of global impact and reach; and industry affiliation, including companies that are logically related to Halliburton.

o	The 2007 comparator group was composed of specific peer companies within the energy services sector as well as selected companies representing general industry and includes: Amerada Hess Corporation, Anadarko Petroleum Corporation, Baker-Hughes Incorporated, Marathon Oil Corporation, Occidental Petroleum Corporation, Schlumberger Ltd., Sunoco Incorporated, Unocal Corporation, Valero Energy Corporation, 3M Company, Alcoa Incorporated, Caterpillar Incorporated, Dow Chemical, Eastman Kodak Company, Emerson Electric Company, Georgia-Pacific Corporation, Honeywell International Incorporated, Johnson Controls Incorporated, Raytheon Company, Textron Incorporated, and United Technologies Corporation.

o	Variances in size among the companies comprising the comparator group necessitate the use of regression analysis to adjust the compensation data. These adjusted values are used as the basis of comparison of compensation between our executives and those of the comparator group.

•	Total executive compensation for each NEO is structured to target market competitive pay levels at the 50th percentile in base pay, short-term incentive opportunity and long-term incentive grants. Placing an emphasis on variable pay at risk, this compensation structure positions actual pay above or below the 50th percentile of our comparator group depending on performance. This will provide competitive opportunities to help attract and retain high caliber executives.
•	A consistent pre-tax, present value methodology is used in assessing stock-based and other long-term incentive awards, including the Black-Scholes model used to value stock option grants.

Executive Compensation Procedures

Our compensation procedures guide the actions taken by the Compensation Committee. This ensures consistency from year to year and adherence to the responsibilities listed in the Compensation Committee’s Charter. The Compensation Committee reviews compensation annually, which includes selecting and engaging an external consultant, identifying the comparator group companies and reviewing market data on benchmark positions. These procedures set the platform for the final determination of compensation for the NEOs.

Our internal stock nomination process under the 1993 Stock and Incentive Plan provides that all award grant dates are to be prospective and not retroactive. For NEOs, the grant date is set on the day the Committee determines annual compensation actions, generally in December of each year. Exercise prices are set at the closing stock price on the date of grant. Stock grants authorized for NEOs in 2007 are reflected in the Grants of Plan-Based Awards in Fiscal 2007 and Outstanding Equity Awards at Fiscal Year End 2007 tables.

Role of the CEO in Setting Compensation

In assisting the Committee in setting executive compensation for the other NEOs, the CEO, guided by our compensation principles and considering current business conditions, makes recommendations as follows:

•	Recommends to the Committee the performance measures, target goals and award schedules for short-term incentives made under our performance pay plans with performance targets being set relative to the projected business cycle and business plan.
•	Recommends all long-term incentive awards made under our 1993 Stock and Incentive Plan and any retention of such shares upon early retirement, including:

o	developing and providing specific recommendations to the Committee on the aggregate number and types of shares to be awarded annually; and

o	reviewing the rationale and guidelines for annual stock awards and recommending changes to the grant types, when appropriate.

Use of Independent Consultants and Advisors

The Committee engaged Hewitt Associates as its independent compensation consultant during 2007. The primary responsibilities of Hewitt, assigned by the Committee, are to:

•	Provide the Committee with independent and objective market data;
•	Conduct compensation analysis;
•	Recommend plan design changes; and
•	Review and advise on pay programs and pay levels.

These services are provided annually and as requested from time to time throughout the year by the Committee.

The contract for executive compensation services is between Hewitt and the Committee, exclusive of the Company. Hewitt also performs benefit administration services for us under a separate contract. The management of the Halliburton/Hewitt relationship with respect to benefits administration is the responsibility of Halliburton’s benefits department, which has no contact with the Committee’s consultant.

INTEGRATION OF COMPENSATION COMPONENTS, PLAN DESIGN AND DECISION-MAKING FACTORS

Each December, the Committee reviews all elements of the executive compensation package for each NEO. The Committee receives historical and prospective breakdowns of the total compensation components for each NEO as follows:

•	Individual five-year compensation history;
•	Income realized from prior stock and option awards;
•	Stock wealth accumulation charts based on total stock holdings;
•	Total company awarded stock position, including vested and unvested awards; and
•	Detailed supplemental retirement award calculations.

For each NEO, a competitive analysis, comparing each individual component of compensation as well as total compensation to that of the comparator group, is also provided by the Committee’s independent consultant.

In making compensation decisions, each of the following compensation elements is reviewed separately and collectively:

•	Base salary;
•	Short-term (annual) incentives;
•	Long-term incentives;
•	Supplemental executive retirement benefits;
•	Other executive benefits; and
•	Perquisites.

Of these elements, all but base salary and certain health and welfare benefits are variable and at risk of forfeiture. Therefore, approximately 70% or more of a NEO’s pay is at risk. Hewitt provides market data detailing the elements and average compensation of similar positions within our comparator group. The Committee uses this information as the primary reference point for determining the target value and actual value of each of the above elements of compensation, individually and in the aggregate, for each executive. This assists the Committee in confirming that our compensation package for NEOs is appropriate and competitive to our comparator group.

The Committee considers the following when making compensation determinations:

•	How compensation elements serve to appropriately motivate and reward each NEO and competitively position their pay opportunity in order to retain their services and skills;
•	Individual performance in reaching financial and operational objectives;
•	Other factors including operational or functional goals; and
•	Sustained levels of performance, future potential, time in position and years of service with us.

These factors are considered on an unweighted basis in making final pay decisions and to ensure internal equity among positions having similar scope and responsibility.

After considering these factors, the Committee then sets the final compensation opportunity for each NEO so that their actual total compensation is consistent with our philosophy of paying at the 50th percentile or higher for those years of superior performance and paying below the 50th percentile when performance does not meet competitive standards.

The procedures used to set compensation for each of the NEOs are the same. Variations do exist in the amounts of compensation among the NEOs as a result of each NEO’s position and corresponding scope of responsibility, individual performance and differences in the competitive market pay levels for like positions in the comparator group.

When determining the base salary and stock awards for Mr. Lesar, the Committee took into consideration competitive market pay levels for the CEOs within our comparator group and Mr. Lesar’s accomplishments in the areas of business development and expansion, management succession, development and retention, and the achievement of financial and operational objectives.

Each year, Mr. Lesar and the members of the Board agree upon a set of specific objectives based on the categories listed in our corporate governance guidelines which include:

•	Leadership and vision;
•	Integrity;
•	Keeping the Board informed on matters affecting Halliburton and its operating units;
•	Performance of the business;
•	Development and implementation of initiatives to provide long-term economic benefit to Halliburton;
•	Accomplishment of strategic objectives; and
•	Development of management.

The Board determined that Mr. Lesar met these objectives through the following achievements in 2007:

•	Achieved revenue growth, margins and returns at or near the top of industry peers (performance of the business);
•	Promoted Halliburton within the investing community as a pure oilfield services company (accomplishment of strategic objectives);
•	Identified areas of future growth in the eastern hemisphere and developed relationships with key customers (accomplishment of strategic objectives and development of initiatives providing long-term economic benefit);
•	Managed the disposition of KBR (development and implementation of initiatives to provide long-term economic benefit to Halliburton);
•	Continued to develop an executive management succession planning process ensuring the development of individual executives as well as focusing senior management on talent management initiatives (development of management);
•	Assisted the Chairman of the Nominating and Corporate Governance Committee in the identification of qualified, diverse candidates for future nomination to the Board (leadership and vision);
•	Finalized the strategy for global technology development (development and implementation of initiatives to provide long-term economic benefit to Halliburton and accomplishment of strategic objectives);
•	Evaluated the strategic fit of possible acquisitions and the appropriateness of divestitures to enable continued growth and focus on our core business (leadership and vision and development and implementation of initiatives to provide long-term economic benefit to Halliburton); and

•	Communicated regularly with the members of the Board providing status reports and notification of issues of immediate concern (integrity and keeping the Board informed on matters affecting Halliburton and its operating units).

The Committee considers Mr. Lesar’s performance evaluation when determining his total compensation, including base salary and stock awards. Target total compensation for Messrs. Lesar, Gaut, Lane and Cornelison neared the 50th percentile pay levels of peer positions. Messrs. McCollum and Pope were above and below the 50th percentile level of target total compensation, respectively.

Mr. McCollum’s total compensation was targeted between the pay level of peer group controllers and peer group chief financial officers to reflect that his scope of responsibility at Halliburton is broader than a typical controller. Mr. McCollum’s pay is determined with reference to external market comparisons as well as relative to other executive officers due to the difficulty in finding an appropriate benchmark match for his position. Mr. Pope is below the 50th percentile total target compensation level due to being relatively new to his current position.

Generally, in years when the Company achieves financial results substantially above or below expectations, actual compensation may fall outside the initial targets established by the Committee. These situations can occur, for example, as a result of industry-wide factors such as changes in demand for services. However, in many instances, the financial results of our peer companies are similarly affected by these same industry-wide factors, and their actual compensation would similarly fall outside the targeted percentiles.

Base Salary

The Committee sets base salary at the median of the comparator group in an effort to control fixed costs and to reward for performance in excess of the median through variable components of pay. NEO salaries are referenced to market data for comparable positions within the comparator group. In evaluating market comparisons in setting base salary, the Committee also considers the following factors:

•	Level of responsibility;
•	Experience in current role and equitable compensation relationships among internal peers;
•	Performance and leadership; and
•	External factors involving competitive positioning, general economic conditions and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor. Salary reviews are conducted annually to evaluate each executive; however, individual salaries are not necessarily adjusted each year.

Base pay amounts for the NEOs are listed in the Summary Compensation Table. In 2007, the Committee determined that Mr. Lesar’s base pay was in line with market data and it was not increased. Messrs. Gaut, Lane and Pope received increases of 8.7%, 7.7% and 17%, respectively, in order to bring their base pay closer to market competitive standards. Messrs. Cornelison and McCollum each received increases of approximately 5% in line with market data.

Short-term (Annual) Incentives

The Compensation Committee established the Annual Performance Pay Plan to:

•	Reward executives and other key members of management for improving financial results that drive the creation of economic value for our stockholders; and
•	Provide a means to connect individual cash compensation directly to our performance.

The performance pay plan provides an incentive to our NEOs to achieve our business objective of generating more earnings than normally expected by the investors who have provided us with capital to grow our business. We measure achievement of this objective using Cash Value Added, or CVA. CVA is a financial measurement that demonstrates the amount of economic value added to our business. The formula for calculating CVA follows:

Operating Income
  + Interest Income
  + Foreign Currency Gains and Losses
  + Other Adjustments
= Net Operating Profit
  − Income Taxes
= Cash Flow

Net Invested Capital
x Weighted Average Cost of Capital
= Capital Charge

CVA = Cash Flow-Capital Charge

Cash Flow equals the sum of operating income plus interest income plus foreign currency gains and losses plus other non-operating income reduced by our expected income tax expense as calculated using our planned tax rate set during the annual planning process.

Capital Charge equals total assets (excluding current and non-current deferred income taxes) less total liabilities (excluding long-term debt, current maturities of long-term debt, and short-term notes payable) multiplied by a weighted average cost of capital percentage.

CVA is computed monthly and accumulated throughout the calendar year. Adjustments in the calculation of the CVA payout may, at times, be approved by the Board and can include the treatment of unusual items that may have impacted our actual results. No such adjustments occurred during 2007.

At the beginning of each plan year, the Committee approves an incentive award schedule that equates given levels of CVA performance with varying reward opportunities paid in cash. The performance goals range from “threshold” to “target” to “challenge.” Threshold reflects the minimum CVA performance level which must be achieved in order for awards to be earned and challenge reflects the maximum level. For 2007, threshold CVA was based on 80% of planned operating income, target CVA on 100% of planned operating income and challenge CVA on 120% of planned operating income. These goals are based on our annual operating plan, as approved by our Board, and are set at levels that management believes would be sufficient to meet or exceed shareholder expectations of our performance, as well as management’s expectations of the relative performance of our competitors. Given the cyclical nature of our business, our performance goals vary from year to year, which can similarly impact the difficulty in achieving these goals.

In determining CVA awards, we have consistently applied a planned income tax rate and weighted average cost of capital percentage when determining actual CVA performance. As a result, the CVA performance goals are not made easier to achieve by improved income tax rates or lower actual cost of capital.

Historically, the ability to achieve these goals has been difficult. Over the past ten years the performance pay plans achieved challenge performance levels five times, achieved target performance level on two occasions, and fell short of the threshold performance level three times.

Individual incentive award opportunities are established at threshold, target and challenge performance levels as a percentage of base salary at the beginning of the plan year. The maximum amount any participant can receive is limited to two times the target opportunity level. The level of achievement of annual CVA performance determines the dollar amount of incentive compensation payable to participants following completion of the plan year.

The Committee set the 2007 performance goals for the NEOs based on company-wide consolidated CVA results and set their individual threshold, target and challenge levels of opportunity under the plan as a percentage of January 1, 2007 annual base salary as follows: Mr. Lesar’s opportunity was 110% at target and 220% at challenge; Messrs. Cornelison, Gaut and Lane each had target opportunity levels of 65% and challenge opportunity levels of 130%. Mr. McCollum and Mr. Pope each had target opportunity levels of 50% and challenge opportunity levels at 100%. Actual threshold, target and challenge amounts can be found in the Grants of Plan-Based Awards in Fiscal 2007 table.

The CVA targets for 2007 were $679 million at threshold, $1,117 million for target and $1,475 million for challenge. Actual CVA for 2007 was $1,368 million. The earned awards for each NEO are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long-term Incentives

The Committee established the 1993 Stock and Incentive Plan to achieve the following objectives:

•	Reward consistent achievement of value creation and operating performance goals;
•	Align management with stockholder interests; and
•	Encourage long-term perspectives and commitment.

Our 1993 Stock and Incentive Plan provides for a variety of cash and stock-based awards, including nonqualified and incentive stock options, restricted stock/units, performance shares/units, stock appreciation rights, and stock value equivalents, also known as phantom stock. Under the 1993 Stock and Incentive Plan, we may, in our discretion, select from among these types of awards to establish individual long-term incentive awards.

Long-term incentives represent the largest component of total executive compensation opportunity. We believe this is appropriate given our principle that executive pay should be closely tied to stockholder interests and at-risk based on performance.

In 2007, we used a combination of long-term incentive vehicles, including time-based restricted stock, performance units and nonqualified stock options. For all NEOs, operations-based incentives, such as performance units, comprised 40% of the long-term incentive value, another 40% was delivered through restricted stock and the remaining 20% was delivered in stock options.

Granting a mix of incentives allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market in addition to maintaining an incentive to meet performance goals. Stock options and restricted stock are directly tied to our stock price performance and, therefore, directly to stockholder value. Additionally, restricted stock provides a significant retention incentive while performance units shift the focus to improving long-term returns on capital employed.

In determining the size of long-term incentive awards, the Committee first considers market data references to the long-term incentive value for comparable positions and then may adjust the awards upwards or downwards based on the Committee’s view of internal equity. This can result in positions of similar magnitude and pay receiving awards of varying size. The 2007 long-term incentive awards for each NEO were based primarily on market data. Internal job relationships were considered but no adjustments were deemed necessary.

Restricted Stock and Stock Options

Our restricted stock and stock option awards are granted under our 1993 Stock and Incentive Plan and listed in the Grants of Plan-Based Awards in Fiscal 2007 table. The 2007 restricted stock grants are subject to a graded vesting schedule of 20% over 5 years. Restricted shares are eligible for dividend payments under the terms of the restricted stock award agreements. Stock option awards vest over a three-year graded vesting period with 33 1/3% of the grant vesting each year. All options are priced at the closing stock price on the date of grant.

The stock and option awards shown in the Grants of Plan-Based Awards in Fiscal 2007 table represent the individual awards for each NEO made in 2007. All annual awards to NEOs were made in December 2007. The stock and option award columns in the Summary Compensation Table reflect the FAS 123R gross compensation expense recognized in 2007 for all stock and option awards issued to each NEO in 2007.

Performance Units

The performance unit program was designed to provide selected executives with incentive opportunities based on the level of achievement of pre-established performance objectives during three-year performance periods. The purpose of the program is to reinforce Halliburton’s objectives for sustained long-term performance and value creation. It is also intended to reinforce strategic planning processes, balance short- and long-term decision making and help provide competitive total compensation opportunities. The program measures our consolidated Return on Capital Employed, or ROCE, compared to both absolute goals and relative goals, as measured by the results achieved by our comparator group companies. Return on capital employed indicates the efficiency and profitability of our capital investments and is determined based on the ratio of earnings divided by average capital employed. The calculation is as follows:

ROCE =	Net income + after-tax interest expense

(Return on Capital Employed)	Shareholders’ equity + Debt (average of beginning and end of period)

For the 2007 performance cycle, significant modifications were made to the performance unit program. These included modifications to the peer group used for measuring relative performance to focus on comparable oilfield equipment and service companies and domestic and international exploration and production companies in an effort to more accurately represent the different economies, such as timing, cyclicality and volatility related to the oil industry. The modified peer group consists of Anadarko Petroleum, Apache, Baker Hughes, Inc., BJ Services, Cameron International, Chesapeake Energy, Devon Energy, Hess, Marathon Oil, Nabors Industries, National Oilwell Varco, Schlumberger Ltd., Smith International, Transocean and Weatherford. The program was also modified to limit participation primarily to selected executives holding operations-based positions that have a direct impact on return on capital employed. Finally, the performance metrics were adjusted to reflect increased absolute performance goals and more challenging relative performance goals.

The program allows for rewards to be paid in cash, stock or a combination of cash and stock. The first cycle began in 2001. Since that time the program has achieved slightly below target for the 2001 cycle, at target for the 2002 cycle, between target and maximum for the 2003 cycle and exceeded maximum for the 2004 and 2005 cycles. As a result of the changes made to the 2007 cycle and forward, achieving maximum payouts will be increasingly more difficult in the future.

Individual incentive opportunities are established based on market references and in accordance with our practice of granting a mix of long-term incentive vehicles. The threshold, target and challenge columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards in Fiscal 2007 table indicate the potential payout for each NEO under the performance unit program. The potential payouts are performance driven and completely at risk. Mr. Lesar has a maximum payout potential of $5,000,000 if the maximum goals of the 2007-2009 cycle performance unit program are met or exceeded. This is the maximum cash award allowed under the 1993 Stock and Incentive Plan. Messrs. Gaut and Lane were each provided challenge opportunity levels of 240% of their January 1, 2007 annual base pay. Challenge opportunity levels for Messrs. Cornelison, McCollum and Pope were 220%, 140% and 140% of their January 1, 2007 annual base pay, respectively.

The 2005 cycle of the performance unit program ended on December 31, 2007. Results for this cycle included the achievement of performance beyond the challenge level on both absolute measures and measures relative to our comparator group. Halliburton’s three-year average ROCE for the 2005 cycle in absolute terms was 29.83% while the three-year average for the comparator group was 24.91%. Reward amounts earned by applicable NEOs are listed in the Summary Compensation Table. Rewards for the 2005 cycle were paid in cash.

The amounts presented in the column, Non-Equity Incentive Plan Compensation in the Summary Compensation Table, represent the amounts earned by the NEOs in 2007 under both the 2007 Annual Performance Pay Plan and the 2005-2007 cycle of the performance unit program. For example, Mr. Lesar’s total amount of $7,433,860 represents the payment received for the 2005-2007 cycle of the performance unit program in the amount of $5,000,000, and his payment under the 2007 Annual Performance Pay Plan in the amount of $2,433,860. Compensation for the other NEOs is detailed in the footnotes to the table.

Supplemental Executive Retirement Plan

The objective of the Supplemental Executive Retirement Plan, or SERP, is to provide a competitive level of pay replacement upon retirement. The current pay replacement target is 75% of final base salary at age 65 with 25 years of service. The material factors and guidelines considered in making an allocation include:

•	Retirement benefits provided from other company programs, both qualified and nonqualified;
•	Current compensation;
•	Length of service; and
•	Years of service to normal retirement.

The calculation takes into account the executive’s base pay, years of service, age, employer portion of qualified plan savings, the age 65 value of any defined benefit plan, the existing nonqualified plan balances and any other retirement plans. Several assumptions are made annually, which include base pay increase percentage, qualified and nonqualified plan contributions and investment earnings and an annuity rate. These factors are reviewed and approved annually by the Compensation Committee in advance of calculating any awards.

To determine the annual benefit, external actuaries calculate the total lump sum retirement benefit needed at age 65 from all company retirement sources to produce an annual retirement benefit of 75% of final base pay. Company retirement sources include any company-qualified benefit plans and company contributions to nonqualified benefit plans. If the combination of these two sources does not yield a total retirement balance that will meet the 75% objective, then contributions must be made annually through the SERP to bring the total benefit up to the targeted level. To illustrate, assume $7.9 million is needed at age 65 to produce an annual retirement benefit equal to 75% of final base pay. The participant has $2.1 million in his qualified benefit plans at retirement and $3.0 million in his nonqualified retirement plans at retirement. Since the total of these two sources does not equal $7.9 million, a shortfall of $2.8 million results. This is the amount needed to achieve the 75% pay replacement objective. Such shortfall must be accumulated through annual contributions to the SERP which will total $2.8 million at age 65.

Allocations are made annually for each NEO who participates in the SERP and the average annual amounts allocated over the history of participation are as follows: Mr. Lesar — $224,000; Mr. Cornelison — $138,667; Mr. Gaut — $130,200; Mr. Lane — $86,143; and Mr. McCollum — $82,800.

In 2007, the Committee authorized retirement allocations under the SERP to Messrs. Lesar, Cornelison, Gaut, Lane, and McCollum as listed in the 2007 Nonqualified Deferred Compensation table and included in the All Other Compensation column in the Summary Compensation Table. Messrs. Lesar, Cornelison and Lane have participated in the SERP for over five consecutive years (the number required for vesting purposes for allocations made in 2005 and thereafter) and are fully vested in their respective account balances. Messrs. Gaut and McCollum, both of whom have participated since 2003, will be fully vested in their entire account balances in March and August 2008, respectively. Mr. Pope is not a participant in the SERP. The SERP is closed to new participants.

OTHER EXECUTIVE BENEFITS

Retirement and Savings Plan

NEOs also participate in the Halliburton Retirement and Savings Plan, which is the defined contribution benefit plan available to all eligible U.S. employees. The matching contributions included in the Supplemental Table: All Other Compensation detail the amounts contributed by the Company on behalf of each NEO under the plan.

Elective Deferral Plan

NEOs may also participate in the Halliburton Elective Deferral Plan, which was established to provide highly compensated employees with an opportunity to defer earned base salary and incentive compensation in order to help meet retirement and other future income needs. The Elective Deferral Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Pre-tax deferrals of up to 75% of base salary and/or incentive compensation are allowed each calendar year. Interest is credited based upon the participant’s election from among four benchmark investment choices with varying degrees of risk. In 2007, Mr. Gaut participated in this plan by deferring a percentage of his incentive compensation. No other NEOs participated in 2007. Mr. Lesar has an account balance from participation in prior years, which continues to accrue interest. Messrs. Cornelison, Lane, McCollum, Pope, and Smith do not currently participate in the plan, nor do they have any prior participation. Further details can be found in the 2007 Nonqualified Deferred Compensation table.

Benefit Restoration Plan

The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations imposed under the Internal Revenue Code or due to participation in other company-sponsored plans. It also serves to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code. The Benefit Restoration Plan is a nonqualified deferred compensation plan that earns interest at the rate of 10% per annum. In 2007, the NEOs received awards under this plan in the amounts included in the Supplemental Table: All Other Compensation and the 2007 Nonqualified Deferred Compensation table.

Defined Benefit Pension Plans

With the exception of Messrs. Cornelison and Smith, who participated in the Dresser Industries Consolidated Retirement Plan prior to the merger, no other NEOs participated in any defined benefit pension plans as we no longer offer such plans to our U.S. employees; nor are they participants in any previously offered pension plans, which are now frozen. Messrs. Cornelison’s and Smith’s benefit amounts are reflected in the Pension Benefits Table, with their change in value reflected in the Summary Compensation Table.

Perquisites

Health care and insurance coverage for our NEOs is the same as that provided to all active employees. Club memberships are limited and provided on an as-needed basis for business purposes only. Only Messrs. Cornelison and Gaut have company-provided club memberships. We do not provide company cars or car allowances; however, to allow for maximum efficiency and productive use of time, a company-leased car and part-time driver are provided for Mr. Lesar for the primary purpose of commuting to and from work.

A taxable benefit for executive financial planning is provided and ranges from $7,500 to $15,000 per year. This benefit does not include tax return preparation. It is paid, only if used by the executive, on a reimbursable basis. Because we value the health and welfare of all of our executives, a physical examination is provided to eligible executives annually.

We also provided for adequate security assessments and measures at the personal residences of Mr. Lesar during 2007.

Mr. Lesar uses company aircraft for all travel. Other NEOs who had access to company aircraft for business purposes only are Messrs. Cornelison, Gaut and Lane. Other than Mr. Lesar, no other NEO used company aircraft for personal use in 2007. Spouses are allowed to travel on selected business trips.

Specific amounts for these perquisites are detailed by NEO in the Supplemental Table: All Other Compensation immediately following the Summary Compensation Table.

In 2007, we opened a second corporate office in Dubai, United Arab Emirates in order to concentrate more of our investments and resources in our eastern hemisphere business. As a result, Mr. Lesar relocated to Dubai and became an expatriate under our business practice regarding long-term expatriate assignments. Mr. Lesar waived his right to certain assignment allowances provided under the terms of our business practice with the exception of a goods and services differential and host country housing, utilities and transportation. A differential is commonly paid to expatriates in assignment locations where the cost of goods and services is greater than the cost for the same goods and services in the expatriate’s home country. Differentials are determined by ORC Worldwide, a third-party consultant. Costs associated with Mr. Lesar’s car and driver and his housing and utilities while in Dubai are taxable as income to him. In 2007, he also received a one-time relocation payment of $25,000. As part of his expatriate assignment, Mr. Lesar participates in our tax equalization program, which neutralizes the tax effect of the international assignment and approximates the tax obligation the expatriate would pay in his home country. Specific amounts associated with his expatriate assignment can be found in the Supplemental Table: All Other Compensation following the Summary Compensation Table.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

Termination events that trigger payments and benefits include normal or early retirement, change-in-control, cause, death, disability, and voluntary termination. Post-termination payments may include severance, accelerated vesting of restricted stock and stock options, maximum payments under cash-based short and long-term incentive plans, nonqualified account balances and health benefits among others. The Post-Termination Payment tables in this proxy statement indicate the impact of various termination events on each element of compensation for the NEOs.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the CEO or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Qualifying performance-based compensation is not subject to this limit if certain requirements are met.

Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing executive compensation programs, we consider all relevant factors, including tax deductibility of compensation. Accordingly, we have attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with our executive compensation objectives; however, we may from time to time pay compensation to our executives that may not be fully deductible.

Our 1993 Stock and Incentive Plan enables qualification of stock options, stock appreciation rights and performance share awards as well as short-term and long-term cash performance plans under Section 162(m).

To the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the CEO and CFO where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of restatement. When and where applicable, we will seek to recover any amount determined to have been inappropriately received by the CEO and CFO.

In 2007, the Board adopted a clawback policy where it will seek to recoup incentive compensation in all appropriate cases paid to, awarded or credited for the benefit of a NEO if (1) the amount of incentive compensation was calculated on the achievement of financial results that were subsequently reduced due to a restatement of our financial results, (2) the NEO engaged in fraudulent conduct that caused the need for the restatement, and (3) the amount of incentive compensation that would have been awarded or paid to the NEO, had our financial results been properly reported, would have been lower than the amount actually paid or awarded. Any NEO who receives incentive compensation based on the achievement of financial results that are subsequently the subject of a restatement will not be subject to recoupment unless the NEO personally participates in the fraudulent conduct.

Also in 2007, the Compensation Committee amended our nonqualified, deferred compensation plans to be compliant with the provisions of Section 409A of the Internal Revenue Code added under the American Jobs Creation Act of 2004.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Halliburton Company is responsible for establishing and maintaining competitive executive compensation programs that enable Halliburton to attract, retain and motivate high caliber executives who can considerably impact stockholder value. We also ensure that such programs are administered in a fair and equitable manner consistent with established policies and procedures.

Pursuant to our Charter, we are generally responsible for establishing the Company’s overall compensation philosophy and objectives and are specifically responsible for reviewing, approving and monitoring compensation strategies, plan design, guidelines, and practices as they relate to the named executive officers of the Company.

Our Committee consists entirely of independent, non-employee Directors appointed annually by the full Board. The composition of our Committee is reviewed annually to provide for adequate and reasonable rotation of members and to ensure that each member meets the criteria set forth in applicable Securities and Exchange Commission, New York Stock Exchange and Internal Revenue Code rules and regulations. Executive sessions, without members of Company management present, are regularly held. In addition, we invite all non-employee Board members to attend and participate in all our committee meetings; however, non-committee members are not entitled to vote.

We meet no less than four scheduled times per year and follow a pre-established calendar of actions. This calendar guides our Committee Chairperson, who coordinates with Halliburton’s Chief Executive Officer and executive compensation staff, in establishing the agenda for each meeting.

We have reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

James R. Boyd
Milton Carroll
Robert L. Crandall
Kenneth T. Derr, Chairman
W. R. Howell
Debra L. Reed

SUMMARY COMPENSATION TABLE

The following tables set forth information regarding the CEO, CFO, the three most highly compensated executive officers and two other highly compensated executives of Halliburton as of the fiscal year end, December 31, 2007.

							Change In
							Pension
						Non-Equity	Value and
				Stock	Option	Incentive Plan	NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

David J. Lesar	2007	1,300,000	0	3,684,235	3,555,245	7,433,860	67,294	982,904	17,023,538
Chairman of the Board,	2006	1,300,000	0	3,736,474	2,618,324	6,640,000	53,249	947,740	15,295,787
President and Chief
Executive Officer
C. Christopher Gaut	2007	625,000	0	758,894	508,540	1,901,438	92,090	319,230	4,205,192
Executive Vice President and	2006	575,000	0	627,510	493,839	1,535,000	31,413	231,797	3,494,559
Chief Financial Officer
Albert O. Cornelison, Jr.	2007	550,000	0	650,858	365,757	1,458,465	14,975	460,456	3,500,511
Executive Vice President and	2006	525,000	0	531,877	370,629	1,432,500	12,041	383,042	3,255,089
General Counsel
Mark A. McCollum	2007	415,000	150,000	309,471	123,380	677,165	1,781	184,931	1,861,728
Senior Vice President and	2006	395,000	0	263,178	116,493	675,000	1,018	146,780	1,597,469
Chief Accounting Officer
Lawrence J. Pope	2007	310,000	25,000	257,603	129,212	414,310	1,119	52,676	1,189,920
Vice President of Human Resources and Administration
Andrew R. Lane(1)	2007	700,000	0	7,165,680	1,533,633	2,269,410	5,224	181,008	11,854,955
Executive Vice President and	2006	650,000	0	924,168	367,526	1,085,000	3,233	285,871	3,315,798
Chief Operating Officer
David R. Smith	2007	99,318	50,000	728,246	171,892	241,210	11,346	2,068,986	3,370,998
Retired, Vice President of Tax

(1)	Mr. Lane was approved for early retirement effective December 31, 2007 by mutual agreement with Halliburton. He received a severance benefit in the amount of two times his annual base pay at the time of separation, a full year of participation in the 2007 Halliburton Annual Performance Pay Plan and vesting of all restricted stock. Additionally, he maintains the full 10 year period to exercise any vested but unexercised stock options. Because of Mr. Lane’s status as a company officer at the time of his early retirement, his nonqualified compensation payments attributed to years 2005 and later will not begin until six months from the date of his early retirement in accordance with Section 409A of the Internal Revenue Code. Not all payments to be made to Mr. Lane are shown in the Summary Compensation Table and 2007 Nonqualified Deferred Compensation table as he was still considered an active employee on the last day of the 2007 calendar year. In 2008, Mr. Lane will receive the following payments: $1,400,000 for severance, $15,000 in lieu of outplacement services, $731,361 for the Halliburton Company Supplemental Executive Retirement Plan and $140,789 for the Halliburton Company Benefit Restoration Plan. Payments for the 2007 Halliburton Annual Performance Pay Plan and 2005 cycle Performance Unit Program are disclosed under the Non-Equity Incentive Plan Compensation column as these payments were earned and paid like all other plan participants.

Mr. Lane also entered into a non-compete agreement with us. Mr. Lane agreed not to work for a competitor of Halliburton during the next three years beginning with his separation date of December 31, 2007. If he complies with the terms of the agreement, he will receive payments earned, if any, under the 2006 and 2007 cycles under the Performance Unit Program on a pro-rated basis and a lump sum payment of $1,050,000.

Salary. The amounts represented in the Salary column are attributable to annual salary earned by each NEO in 2007. Information related to salary increases is discussed in the Compensation Discussion and Analysis under Base Salary.

Bonus. The amounts represented in the Bonus column are attributable to one-time lump sum awards to Messrs. McCollum, Pope and Smith for their involvement with the KBR, Inc. separation, which was completed in 2007. These awards were discretionary with payment amounts based on their role and involvement with the event.

Stock Awards. The amounts in the Stock Awards column indicate the gross compensation expense recognized for restricted stock in 2007. The 2007 awards vest 20% annually over a 5 year period commencing with the first anniversary of the award’s grant date. Restricted stock awards in 2006 vest 10% annually over a 10 year period. The footnotes to the Outstanding Equity Awards at Fiscal Year End 2007 table describe the vesting schedule for the various awards granted to each NEO. Dividends are payable on the restricted shares provided the NEO is actively employed with us on the dividend record date.

FASB Statement 123R requires the fair value of equity awards to be recognized in the financial statements over the period the employee is required to provide service in exchange for the award, i.e., the vesting period. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares granted by the closing stock price as of the award’s grant date.

Because Messrs. Lane and Smith were approved for early retirement in 2007, their total outstanding restricted stock awards were realized and indicated in this column.

Option Awards. The amounts in the Option Awards column indicate the gross compensation expense recognized for stock options in 2007. The awards granted in 2007 consisted of non-qualified stock options. These awards vest 33 1/3% annually over three years, commencing with the first anniversary of the grant date. There are no voting or dividend rights unless the NEO exercises the options and acquires the shares.

FASB Statement 123R requires the fair value of equity awards to be recognized in the financial statements over the period the employee is required to provide service in exchange for the award, i.e., the vesting period. The fair value of stock options is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to Note 1 to the Consolidated Financial Statements, Description of Company and Significant Accounting Policies — Stock-based compensation, in the Halliburton Company Form 10-K for the fiscal year ended December 31, 2007.

Because Messrs. Lane and Smith were approved for early retirement in 2007, the expenses for each of their total outstanding unvested stock options were realized and indicated in this column.

Non-Equity Incentive Plan Compensation. The amounts represented in the Non-Equity Incentive Plan Compensation column are for amounts earned in 2007, to be paid in 2008. The total amount shown consists of payments made for the 2007 plan year under the Halliburton Annual Performance Pay Plan and the 2005 cycle Performance Unit Program. Information about these programs can be found in the Compensation Discussion and Analysis under Short-term (Annual) Incentives for the Halliburton Annual Performance Pay Plan and under Long-term Incentives for the Performance Unit Program.

The Threshold, Target and Maximum amounts for the 2007 Halliburton Annual Performance Pay Plan can be found in the Grants of Plan-Based Awards in Fiscal 2007 table under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

The 2007 Halliburton Annual Performance Pay Plan amounts paid to each NEO are: $2,433,860 for Mr. Lesar; $691,438 for Mr. Gaut; $608,465 for Mr. Cornelison; $353,165 for Mr. McCollum; $263,810 for Mr. Pope; $774,410 for Mr. Lane; and $90,951 for Mr. Smith. As part of Mr. Smith’s early retirement, he received a prorated portion of the award based on his months of service until he retired on May 4, 2007.

The 2005 cycle Performance Unit Program amounts paid to each NEO are: $5,000,000 for Mr. Lesar; $1,210,000 for Mr. Gaut; $850,000 for Mr. Cornelison; $324,000 for Mr. McCollum; $150,500 for Mr. Pope; $1,495,000 for Mr. Lane; and $150,259 for Mr. Smith. As part of Mr. Smith’s early retirement, he received a prorated portion of the award based on his months of service until he retired on May 4, 2007.

The amounts paid to the NEOs for the 2005 cycle Performance Unit Program differ from what is shown in the Grants of Plan-Based Awards in Fiscal Year 2007 table under Estimated Future Payments Under Non-Equity Incentive Plan Awards. The Grants of Plan-Based Awards in Fiscal Year 2007 table indicates the potential award amounts for Threshold, Target and Maximum under the 2007 cycle Performance Unit Program, while the Summary Compensation Table shows amounts paid for a prior program cycle, the 2005 cycle, which closed on December 31, 2007.

Change in Pension Value and NQDC Earnings. The amounts in the Change in Pension Value and NQDC Earnings column are attributable to the above-market earnings for various nonqualified plans. The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the applicable nonqualified plan document and the Internal Revenue Service Long-Term 120% AFR rate as of December 31, 2007. The 120% AFR rate used for determining above-market earnings in 2007 was 5.68%.

Change in Pension Value. Because the present value of Mr. Cornelison’s accumulated benefits as of December 31, 2007 was less than the present value of accumulated benefits as of December 31, 2006, a negative result occurred and the change in pension value as disclosed in the Pension Benefits Table is $0. Therefore, no amount for pension earnings is included in the column for Mr. Cornelison.

Mr. Smith had a change in pension value of $1,039 under the Halliburton Retirement Plan and $0 under the ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. (defined benefit portion of the plan). The change in value reflects changes in the present value of each pension benefit from December 31, 2006 through December 31, 2007, including changes in assumptions, subsidies associated with Mr. Smith’s early retirement and the monthly optional election forms he selected. For comparison, December 31, 2006 calculations are based on an assumed retirement at the earliest unreduced eligibility age of 65.

Change in NQDC Earnings.

Halliburton Company Benefit Restoration Plan Above-Market Earnings. The current interest rate for the Halliburton Company Benefit Restoration Plan is 10% as defined by the plan document. The above-market earnings associated with this plan equals 4.32% (10% (plan interest) minus 5.68% (120% AFR rate)). The amounts shown in this column differ from the amounts shown for the Halliburton Benefit Restoration Plan in the 2007 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2007 Nonqualified Deferred Compensation table shows all earnings and the Summary Compensation Table shows above-market earnings only.

Executives earned above-market earnings for their balances associated with the Halliburton Company Benefit Restoration Plan as follows: $51,207 for Mr. Lesar; $4,356 for Mr. Gaut; $8,634 for Mr. Cornelison; $1,781 for Mr. McCollum; $1,119 for Mr. Pope; $5,224 for Mr. Lane; and $4,882 for Mr. Smith.

Halliburton Company Elective Deferral Plan Above-Market Earnings. The average earnings for the balances associated with the Halliburton Company Elective Deferral Plan was 9.9%. The above-market earnings associated with this plan equals 4.22% (9.9% (average earnings) minus 5.68% (120% AFR rate)). The amounts shown in this column differ from the amounts shown for the Halliburton Company Elective Deferral Plan in the 2007 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2007 Nonqualified Deferred Compensation table shows all earnings and the Summary Compensation Table shows above-market earnings only.

Messrs. Lesar and Gaut earned above-market earnings for balances associated with the Halliburton Company Elective Deferral Plan as follows: $16,087 for Mr. Lesar and $87,734 for Mr. Gaut. None of the other NEOs are participants in the Halliburton Company Elective Deferral Plan.

ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. The current interest rate for both the ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. is 10%, as defined by the plan documents. The above-market earnings associated with these plans equals 4.32% (10% (interest for plans) minus 5.68% (120% AFR rate)).

Messrs. Cornelison and Smith earned above-market earnings for their balances in the ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. The amounts for each plan are: $150 and $6,191, respectively, for Mr. Cornelison and $18 and $5,407, respectively, for Mr. Smith. Mr. Smith received a partial year of interest since he retired on May 4, 2007. The amounts shown in this column differ from the amounts shown for the ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. in the 2007 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2007 Nonqualified Deferred Compensation table shows all earnings and the Summary Compensation Table shows above-market earnings only.

All Other Compensation. Detailed information for items listed in the All Other Compensation column can be found in the following supplemental table entitled Supplemental Table: All Other Compensation.

SUPPLEMENTAL TABLE: ALL OTHER COMPENSATION

The following table details the components of the All Other Compensation column of the Summary Compensation Table for 2007.

										Halliburton
									Halliburton	Supplemtl
	Employee			Halliburton		Restricted	HRSP	HRSP	Benefit	Executive
	Physical		Halliburton	Giving		Stock	Employer	Basic	Restoration	Retirement	All
	Program	Parking	Foundation	Choices	HALPAC	Dividends	Match	Contribution	Plan	Plan	Other	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)

David J. Lesar	2,210	3,480	67,532	1,000	0	304,970	9,000	9,000	86,000	245,000	254,712	982,904
C. Christopher Gaut	1,460	3,480	42,480	624	4,800	53,822	9,000	9,000	32,000	151,000	11,564	319,230
Albert O. Cornelison, Jr.	1,043	3,480	0	50	5,000	45,718	6,417	9,000	26,000	140,000	223,748	460,456
Mark A. McCollum	2,075	0	25,000	540	0	16,116	9,000	9,000	15,200	108,000	0	184,931
Lawrence J. Pope	0	3,480	0	264	0	17,429	9,000	9,000	6,800	0	6,703	52,676
Andrew R. Lane	930	3,480	46,668	1,000	2,202	70,728	9,000	9,000	38,000	0	0	181,008
David R. Smith	0	0	200	0	0	732	3,800	4,499	0	0	2,059,755	2,068,986

Employee Physical Program. The Employee Physical Program provides NEOs the opportunity to receive an annual physical examination to encourage an ongoing habit of health and wellness. Participation in the program is voluntary. The amount shown is based on the value of services the NEO received.

Parking. This is the direct cost Halliburton pays for reserved parking spaces. Messrs. McCollum and Smith office at locations without reserved parking spaces or a cost associated with parking.

Halliburton Foundation. The Halliburton Foundation allows NEOs and other employees to donate to approved universities, medical hospitals and primary schools of their choice. The Halliburton Foundation matches donations on a two-for-one basis. Mr. Lesar participates in the Halliburton Foundation’s matching program for Directors, which allows his contributions to qualified organizations to be matched on a two-for-one basis up to $100,000. The amounts shown represent the match amount the Halliburton Foundation donated on behalf of the NEOs.

Halliburton Giving Choices Program. The Halliburton Giving Choices Program allows NEOs and other employees to donate to approved not-for-profit charities of their choice. Halliburton matches donations by contributing ten cents for every dollar contributed by employees up to a maximum of $1,000. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs.

Halliburton Political Action Committee. The Halliburton Political Action Committee allows NEOs and other eligible employees to donate to political candidates and participate in the political process. To encourage NEOs and other employees to participate, Halliburton matches the donation dollar-for-dollar to a 501(c)(3) status nonprofit organization of the contributor’s choice. Messrs. Gaut, Cornelison and Lane made contributions which were matched in 2007.

Restricted Stock Dividends. This is the amount of dividends paid on restricted stock held by NEOs in 2007.

Halliburton Retirement and Savings Plan Employer Match. The amount shown is the contribution Halliburton made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan, our defined contribution plan. Halliburton matches up to 4% of each employee’s eligible base pay, up to the 401(a)(17) compensation limit of $225,000 in 2007.

Halliburton Retirement and Savings Plan Basic Contribution. This is the contribution Halliburton made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan. If the NEO was actively employed on December 31, 2007, or retired from Halliburton prior to this date, they receive a contribution equal to 4% of their eligible base pay, up to the 401(a)(17) compensation limit of $225,000 in 2007.

Halliburton Company Benefit Restoration Plan Award. This is the amount earned under the Halliburton Company Benefit Restoration Plan in 2007. The plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other company-sponsored plans or to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Associated interest, awards and beginning and ending balances for the Halliburton Company Benefit Restoration Plan are included in the 2007 Nonqualified Deferred Compensation table.

Halliburton Company Supplemental Executive Retirement Plan Award. These are awards approved under the Halliburton Company Supplemental Executive Retirement Plan as discussed in the Supplemental Executive Retirement Plan section of the Compensation Discussion and Analysis. Awards are approved by the Halliburton Compensation

Committee annually. The plan provides a competitive level of pay replacement for key executives upon retirement. Associated interest, awards and beginning and ending balances for the Halliburton Company Supplemental Executive Retirement Plan are included in the 2007 Nonqualified Deferred Compensation table.

All Other.

•	Pension Equalizer Program and Associated Tax Equalization Payment. Messrs. Cornelison and Smith are the only NEOs who participate in the Dresser Industries, Inc. Pension Equalizer Plan. A subsequent tax equalization payment is also paid to ensure the NEO receives the full benefit of the plan amount. Mr. Cornelison’s pension equalizer payment was $133,043 with a subsequent tax equalization payment of $76,309 for a total of $209,352. Mr. Smith’s pension equalizer payment was $41,858 with a subsequent tax equalization payment of $24,008 for a total of $65,866.

•	Financial Planning Program. This program allows NEOs to receive financial planning services by accredited financial planners; tax planning is not covered under this program. The amount is based on the services the executive received in 2007. If they do not utilize the program, the amount is forfeited. Messrs. Cornelison and Pope utilized the program. Mr. Cornelison received $9,500 worth of services and Mr. Pope $6,703 worth of services.

•	Club Membership Dues. The amount is based on the monthly membership fees and any expenses related to business matters. Club memberships are approved for business purposes only. Messrs. Gaut and Cornelison currently have club memberships paid by us. The amounts incurred were $11,564 for Mr. Gaut and $4,896 for Mr. Cornelison.

•	Aircraft Usage. Mr. Lesar uses company aircraft for all travel. The incremental cost of his personal use of the company plane to Halliburton in 2007 was $157,058. Other executives who have access to company aircraft for business purposes only are Messrs. Cornelison, Gaut and Lane. Other than Mr. Lesar, no other NEO used the company aircraft for personal use in 2007. Spouses are allowed to travel on select business trips. For total compensation purposes in 2007, we valued the incremental cost of the personal use of company aircraft using a method that takes into account: landing, parking, hanger fees, flight planning services and dead-head costs; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; any customs, foreign permit and similar fees; and passenger ground transportation.

•	Home Security. The Company provides security for residences if necessary based on a risk assessment which considers the NEO’s position with the company. In 2007, we paid a total of $7,118 for monthly security maintenance fees and an assessment of security at the residences of Mr. Lesar.

•	Car/Driver. A car and driver have been assigned to Mr. Lesar while in the U.S. so that he can work while in transit to allow him to meet customer and company needs. The amount has been determined by his average commute time multiplied by his driver’s hourly rate. The cost to the company was $8,873 in 2007. In addition, Mr. Lesar is provided with a car and driver in Dubai with an associated taxable income expense of $2,067.

•	Other Compensation for Mr. Lesar. Mr. Lesar received $52,319 to assist with his move to Dubai, United Arab Emirates, which consisted of $12,980 in cost of living adjustments, $25,000 for relocation allowance and $14,339 for a tax equalization payment associated with his relocation allowance. Mr. Lesar also received imputed income of $27,277 in regards to housing and utilities allowances.

•	Other Compensation for Mr. Smith. Mr. Smith’s other compensation consists of: $677 imputed income for benefits associated with the Dresser Executive Life Insurance Program; $13,152 unused vacation payout; $134,597 from the Halliburton Company Benefit Restoration Plan; $1,015 from the ERISA Excess Benefit Plan for Dresser Industries, Inc.; $307,328 from the ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc.; and $1,537,119 from the Supplemental Executive Retirement Plan for Dresser Industries, Inc. The ERISA Excess Benefit Plan for Dresser Industries, Inc., ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. and Supplemental Executive Retirement Plan for Dresser Industries, Inc. are plans Halliburton is required to maintain as a result of the merger with Dresser Industries, Inc. Mr. Smith was the last participant to have a benefit under the Supplemental Executive Retirement Plan for Dresser Industries, Inc. Associated interest, awards and beginning and ending balances for Mr. Smith for the Halliburton Company Benefit Restoration Plan, Supplemental Executive Retirement Plan for Dresser Industries, Inc., ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. are included in the 2007 Nonqualified Deferred Compensation table.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007

								All Other
						All Other		Option Awards:
		Estimated Future Payouts				Stock Awards:		Number of	Exercise or	Grant Date
		Under Non-Equity				Number of		Securities	Base Price	Fair Value
		Incentive Plan Awards				Shares of		Underlying	of Option	of Stock
	Grant	Threshold	Target	Maximum		Stock or Units		Options	Awards	and Option
Name	Date	($)	($)	($)		(#)		(#)	($/Share)	Awards ($)

David J. Lesar		1,250,000	2,500,000	5,000,000	(1)
		572,000	1,430,000	2,860,000	(2)
	12/05/2007					100,600				3,712,140
	12/05/2007							110,700	36.90	1,383,761
C. Christopher Gaut		375,000	750,000	1,500,000	(1)
		162,500	406,250	812,500	(2)
	12/05/2007					21,300				785,970
	12/05/2007							24,000	36.90	300,002
Albert O. Cornelison, Jr.		302,500	605,000	1,210,000	(1)
		143,000	357,500	715,000	(2)
	12/05/2007					16,900				623,610
	12/05/2007							18,600	36.90	232,502
Mark A. McCollum		145,250	290,500	581,000	(1)
		83,000	207,500	415,000	(2)
	12/05/2007					11,000				405,900
	12/05/2007							12,000	36.90	150,001
Lawrence J. Pope		108,500	217,000	434,000	(1)
		62,000	155,000	310,000	(2)
	12/05/2007					11,000				405,900
	12/05/2007							9,100	36.90	113,751
Andrew R. Lane		420,000	840,000	1,680,000	(1)
		182,000	455,000	910,000	(2)
										2,073,167	(3)
										303,107	(4)
David R. Smith		0	0	0	(1)
		51,300	128,250	256,500	(2)
	05/04/2007					13,133	(5)	0	0	423,933
										110,595	(6)
										125,588	(7)

(1)	Indicates opportunity levels under the 2007 cycle of the Performance Unit Program.

(2)	Indicates opportunity levels under the 2007 Halliburton Annual Performance Pay Plan.

(3)	Mr. Lane received approval for early retirement from the Compensation Committee on December 5, 2007, to be effective December 31, 2007. This approval included the retention of his outstanding stock awards at separation, which was considered a material modification to the original awards. The modification of Mr. Lane’s outstanding stock awards was effective on his December 31, 2007 retirement date. The incremental fair value of the outstanding awards was calculated as of the modification date, and the required compensation expense was recognized at the retirement date. The incremental fair value of restricted stock lapses was $2,073,167.

(4)	As described in footnote (3) above, the incremental fair value of the outstanding stock awards was effective on Mr. Lane’s December 31, 2007 retirement date. The incremental fair value of stock options awards was $303,107.

(5)	Mr. Smith held his incentive stock options granted under the 1992 Stock Plan of Dresser Industries, Inc. until he retired from the company, and, as a result, Mr. Smith was awarded 13,133 restricted shares as of his retirement date to which restrictions vested immediately upon retirement.

(6)	Mr. Smith received approval for early retirement effective May 4, 2007. This approval included the retention of his outstanding stock awards at separation, which was considered a material modification to the original awards. The modification of Mr. Smith’s outstanding stock awards was effective on his May 4, 2007 retirement date. The incremental fair value of the outstanding awards was calculated as of the modification date, and the required compensation expense was recognized at the retirement date. The incremental fair value of restricted stock lapses was $110,595.

(7)	As described in footnote (6) above, the incremental fair value of the outstanding stock awards was effective on Mr. Smith’s May 4, 2007 retirement date. The incremental fair value of stock options awards was $125,588.

As indicated by footnote (1), the opportunities for each NEO under the 2007 cycle Performance Unit Program if the Threshold, Target or Maximum levels are achieved are reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. This program measures company consolidated Return on Capital Employed as compared to our internal goals as well as relative to our competitors during three-year cycles. The potential payouts are performance driven and completely at risk. For more information on the 2007 cycle Performance Unit Program, refer to Long-term Incentives in the Compensation Discussion and Analysis.

As indicated by footnote (2), the opportunities for each NEO under the 2007 Halliburton Annual Performance Pay Plan are also reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. This plan measures company Cash Value Added as compared to our pre-established goals during a one-year period. The potential payouts are performance driven and completely at risk. The amounts earned in 2007 and payable in 2008 for the 2007 Halliburton Annual Performance Pay Plan are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For more information on the 2007 Halliburton Annual Performance Pay Program, refer to Short-term (Annual) Incentives in the Compensation Discussion and Analysis.

All restricted stock and nonqualified stock option awards are granted under the Halliburton Company 1993 Stock and Incentive Plan. The awards listed under All Other Stock Awards: Number of Shares of Stock or Units and All Other Option Awards: Number of Securities Underlying Options were awarded to each NEO on December 5, 2007 by the Compensation Committee.

The restricted stock grants awarded to the NEOs in 2007 are subject to a graded vesting schedule of 20% over 5 years. This vesting schedule serves to motivate our NEOs to remain with Halliburton. All restricted shares are priced at fair market value on the date of grant. At this time, the restricted shares are eligible for dividend payments under the terms of the restricted stock award agreements; however, the shares may not be sold, transferred or used as collateral. The shares remain subject to forfeiture during the restricted period in the event of a NEO’s termination of employment or an unapproved early retirement.

Nonqualified stock options granted in 2007 vest over a three-year graded vesting period with 33 1/3% of the grants vesting each year. All options are priced at the fair market value on the date of grant using the Black-Scholes options pricing model. There are no voting or dividend rights unless the NEO exercises the options and acquires the shares.

The Estimated Future Payouts Under Equity Incentive Plan columns have been omitted because awards under the Performance Unit Program and Halliburton Annual Performance Pay Plan are expected to be paid in cash and are disclosed under Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares	Shares or
		Underlying	Underlying			or Units	Units of
		Unexercised	Unexercised	Option		of Stock	Stock
		Options	Options	Exercise	Option	Not	Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)

David J. Lesar(1)	09/29/1998					10,000	379,100
	12/06/2000					21,000	796,110
	10/01/2001					123,526	4,682,871
	01/02/2002					154,408	5,853,607
	04/01/2002					154,403	5,853,418
	01/02/2004					80,000	3,032,800
	12/02/2004	88,000	0	19.31	12/02/2014	58,400	2,213,944
	03/03/2005	133,334	66,666	22.04	03/03/2015
	12/07/2005	120,000	60,000	32.39	12/07/2015	96,000	3,639,360
	12/06/2006	116,233	232,466	33.17	12/06/2016	75,937	2,878,772
	12/05/2007	0	110,700	36.90	12/05/2017	100,600	3,813,746

Total		457,567	469,832			874,274	33,143,728

C. Christopher Gaut(2)	03/03/2003	200,000	0	10.25	03/03/2013	36,000	1,364,760
	01/02/2004	65,880	0	13.02	01/02/2014	25,288	958,668
	12/02/2004	33,000	0	19.31	12/02/2014	13,680	518,609
	12/07/2005	26,667	13,333	32.39	12/07/2015	21,960	832,504
	12/06/2006	15,634	31,266	33.17	12/06/2016	40,860	1,549,003
	12/05/2007	0	24,000	36.90	12/05/2017	21,300	807,483

Total		341,181	68,599			159,088	6,031,027

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares	Shares or
		Underlying	Underlying			or Units	Units of
		Unexercised	Unexercised	Option		of Stock	Stock
		Options	Options	Exercise	Option	Not	Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)

Albert O. Cornelison, Jr.(3)	10/01/2001					6,300	238,833
	01/02/2002					7,875	298,541
	04/01/2002					7,875	298,541
	09/11/2002					15,000	568,650
	01/02/2004	21,960	0	13.02	01/02/2014	25,288	958,668
	12/02/2004	16,000	0	19.31	12/02/2014	10,000	379,100
	12/07/2005	20,534	10,266	32.39	12/07/2015	16,920	641,437
	12/06/2006	10,400	20,800	33.17	12/06/2016	27,180	1,030,394
	12/05/2007	0	18,600	36.90	12/05/2017	16,900	640,679

Total		68,894	49,666			133,338	5,054,843

Mark A. McCollum(4)	09/10/2003	13,332	0	12.17	09/10/2013	4,000	151,640
	12/02/2004	9,000	0	19.31	12/02/2014	4,000	151,640
	12/07/2005	4,667	2,333	32.39	12/07/2015	12,000	454,920
	12/07/2005					3,960	150,124
	12/06/2006	4,467	8,933	33.17	12/06/2016	11,700	443,547
	12/05/2007	0	12,000	36.90	12/05/2017	11,000	417,010

Total		31,466	23,266			46,660	1,768,881

Lawrence J. Pope(5)	07/10/1998					60	2,275
	02/17/1999	4,854	0	14.53	02/17/2009
	03/16/1999					160	6,066
	12/02/1999	3,920	0	19.75	12/02/2009
	04/03/2000	1,160	0	21.25	04/03/2010
	09/14/2000					450	17,060
	01/26/2001					2,000	75,820
	02/23/2001	4,200	0	19.78	02/23/2011
	07/19/2001	10,350	0	15.78	07/19/2011
	10/01/2001					4,140	156,947
	01/02/2002					5,175	196,184
	04/01/2002					5,175	196,184
	03/16/2004	13,900	0	14.43	03/16/2014	4,000	151,640
	08/02/2004					2,800	106,148
	02/17/2005	8,000	4,000	20.90	02/17/2015	9,000	341,190
	12/07/2005	4,667	2,333	32.39	12/07/2015	3,960	150,124
	12/06/2006	3,467	6,933	33.17	12/06/2016	9,000	341,190
	12/05/2007	0	9,100	36.90	12/05/2017	11,000	417,010

		54,518	22,366			56,920	2,157,838

Andrew R. Lane(6)	03/16/2004	5,346	0	14.43	03/16/2014
	12/02/2004	25,200	0	19.31	12/02/2014
	12/07/2005	26,667	13,333	32.39	12/07/2015
	12/06/2006	18,500	37,000	33.17	12/06/2016

Total		75,713	50,333

David R. Smith(7)	12/02/1999	21,000	0	19.75	12/02/2009
	02/23/2001	21,000	0	19.78	02/23/2011
	07/19/2001	6,186	0	15.78	07/19/2011
	10/01/2001	6,186	0	10.95	10/01/2011
	01/02/2002	6,186	0	6.14	01/02/2012
	04/01/2002	6,186	0	8.38	04/01/2012
	01/02/2004	6,666	0	13.02	01/02/2014
	12/02/2004	4,800	0	19.31	12/02/2014
	12/07/2005	2,534	1,266	32.39	12/07/2015

Total		80,744	1,266

(1)	Mr. Lesar’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to vest in equal amounts over each grant’s ten-year vesting schedule, except for the January 2, 2004, December 2, 2004, December 7, 2005 and December 5, 2007 awards, which will lapse in equal amounts over five years.

(2)	Mr. Gaut’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards, including December 5, 2007, will continue to vest in equal amounts over each grant’s five-year vesting schedule, except for the March 3, 2003 and December 6, 2006 awards, which will lapse in equal amounts over ten years.

(3)	Mr. Cornelison’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to vest in equal amounts over each grant’s ten-year vesting schedule, except for the January 2, 2004, December 2, 2004, December 7, 2005, and December 5, 2007 awards, which will lapse in equal amounts over five years.

(4)	Mr. McCollum’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards, including December 5, 2007, will continue to vest in equal amounts over each grant’s five-year vesting schedule, except for the December 6, 2006 award, which will lapse in equal amounts over ten years.

(5)	Mr. Pope’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted awards will continue to vest in equal amounts over each grant’s ten-year vesting schedule, except for the March 16, 2004, August 2, 2004, February 17, 2005, December 7, 2005, and December 5, 2007 awards, which will lapse in equal amounts over five years.

(6)	Because Mr. Lane was granted early retirement, his remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules and remain subject to the terms of his stock option award agreements. His restricted shares have vested as of his date of retirement, December 31, 2007, per the terms of his restricted stock award agreements. As a result, no restricted stock awards are shown in the table under Stock Awards. The full gross compensation expense recognized in 2007 is shown in the Summary Compensation Table and reflects the early vesting of the restricted stock awards. The incremental fair value of his stock awards is also noted in the Grants of Plan-Based Awards in Fiscal 2007 under Grant Date Fair Value of Stock and Option Awards.

(7)	Because Mr. Smith was granted early retirement, his remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules and remain subject to the terms of his stock option award agreements. His restricted shares have vested as of his date of retirement, May 4, 2007, per the terms of his restricted stock award agreements. As a result, no restricted stock awards are shown in the table under Stock Awards. The full gross compensation expense recognized in 2007 is shown in the Summary Compensation Table and reflects the early vesting of the restricted stock awards. The incremental fair value of his stock awards is also noted in the Grants of Plan-Based Awards in Fiscal 2007 under Grant Date Fair Value of Stock and Option Awards.

The nonqualified stock option awards listed under Option Awards include outstanding awards, exercisable and unexercisable, as of December 31, 2007.

The restricted stock awards under Stock Awards are the number of shares not vested as of December 31, 2007. The market value shown was determined by multiplying the number of unvested restricted shares at year end by the closing price of our common stock on the New York Stock Exchange Composite Tape of $37.91 on December 31, 2007.

The Equity Incentive Plan Awards columns are intentionally omitted as this type of award is not utilized by us at this time.

Refer to the narratives under the Summary Compensation Table and Grants of Plan-Based Awards at Fiscal Year End 2007 table for more information on stock option and restricted stock awards.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
	Number of			Number of
	Shares Acquired		Value Realized on	Shares Acquired	Value Realized on
Name	on Exercise (#)		Exercise ($)	on Vesting (#)	Vesting ($)

David J. Lesar	116,666		2,692,067	239,282	8,334,928
C. Christopher Gaut	0		0	37,344	1,275,276
Albert O. Cornelison, Jr.	0		0	34,029	1,169,081
Mark A. McCollum	0		0	12,620	463,140
Lawrence J. Pope	4,050		53,306	12,675	423,310
Andrew R. Lane	0		0	47,255	1,663,462
David R. Smith	65,664	(1)	646,168	24,901	801,344

(1)	Shares listed under the Option Awards columns for Mr. Smith represent stock options originally granted under the 1992 Stock Plan of Dresser Industries, Inc. Mr. Smith exercised 15,432 incentive stock options and 50,232 nonqualified stock options under the terms of this plan.

The value realized for exercised stock option awards was determined by multiplying the spread (difference between the market price of the underlying stock on the date of exercise and the option price) by the number of options. The value listed represents the total value of all option exercises occurring in 2007.

The value realized for vested restricted stock awards was determined by multiplying the fair market value of the shares (closing market price of Halliburton common stock on the vesting date) by the number of shares that vested. Shares vested on various dates throughout the year; therefore, the value listed represents the aggregate value of all shares that vested in 2007.

2007 NONQUALIFIED DEFERRED COMPENSATION

The 2007 Nonqualified Deferred Compensation table reflects balances in Halliburton nonqualified plans as of January 1, 2007, contributions made by the NEO and us during 2007, any earnings and withdrawals during 2007 and the ending balance as of December 31, 2007. The plans are described in the Compensation Discussion and Analysis and/or brief summaries are provided below.

							Aggregate
			Executive	Registrant	Aggregate		Balance
			Contributions	Contributions	Earnings	Aggregate	At Last
		01/01/07	In Last	In Last	In Last	Withdrawals/	Fiscal Year
		Balance	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	End
Name	Plan	($)	($)	($)	($)	($)	($)

David J. Lesar	SERP	3,717,490	0	245,000	185,875	0	4,148,365
	Benefit Restoration	1,185,350	0	86,000	118,535	0	1,389,885
	Elective Deferral	668,984	0	0	55,519	0	724,503

	Total	5,571,824	0	331,000	359,929	0	6,262,753

C. Christopher Gaut	SERP	537,615	0	151,000	26,881	0	715,496
	Benefit Restoration	100,831	0	32,000	10,083	0	142,914
	Elective Deferral	1,194,534	1,151,250	0	216,513	0	2,562,297

	Total	1,832,980	1,151,250	183,000	253,477	0	3,420,707

Albert O. Cornelison, Jr.	SERP	758,427	0	140,000	37,921	0	936,348
	Benefit Restoration	199,864	0	26,000	19,986	0	245,850
	Dresser ERISA Excess	3,473	0	0	347	0	3,820
	Dresser ERISA Comp Limit	143,318	0	0	14,332	0	157,650

	Total	1,105,082	0	166,000	72,586	0	1,343,668

Mark A. McCollum	SERP	323,991	0	108,000	16,200	0	448,191
	Benefit Restoration	41,236	0	15,200	4,124	0	60,560

	Total	365,227	0	123,200	20,324	0	508,751

Lawrence J. Pope	Benefit Restoration	25,891	0	6,800	2,589	0	35,280

	Total	25,891	0	6,800	2,589	0	35,280

Andrew R. Lane	SERP	658,143	0	0	32,907	0	691,050
	Benefit Restoration	120,936	0	38,000	12,094	0	171,030

	Total	779,079	0	38,000	45,001	0	862,080

David R. Smith	Benefit Restoration	123,295	0	0	11,302	134,597	0
	Dresser SERP	0	0	1,537,119	0	1,537,119	0
	Dresser ERISA Excess	974	0	0	41	1,015	0
	Dresser ERISA Comp Limit	294,940	0	0	12,388	307,328	0

	Total	419,209	0	1,537,119	23,731	1,980,059	0

Halliburton Company Supplemental Executive Retirement Plan. The SERP provides a competitive level of pay replacement for key executives upon retirement. The current pay replacement target is 75% of final base salary at age 65 with 25 years of service. Several assumptions are made annually, which include pay increase percentage, qualified and nonqualified plan contributions, qualified and nonqualified plan investment earnings and an annuity rate.

Allocations under the SERP are made only once a year. The material factors and guidelines considered in making an allocation include:

•	Retirement benefits provided from other company programs, both qualified and nonqualified;
•	Current compensation;
•	Length of service; and
•	Years of service to normal retirement.

These factors are reviewed and approved annually by the Compensation Committee in advance of calculating any awards. Messrs. Lesar, Cornelison and Lane have participated in the SERP for over five consecutive years (the number required for vesting purposes for allocations made in 2005 and thereafter) and are fully vested in their respective account balances. Messrs. Gaut and McCollum, both of whom have participated since 2003, will be fully vested in their entire account balances in 2008. Messrs. Pope and Smith are not participants in the SERP.

The SERP is now closed to all new entrants.

The SERP amounts shown in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table under All Other Compensation.

Halliburton Company Benefit Restoration Plan. The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other company sponsored plans and to defer compensation that would otherwise be treated as excessive remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Awards are made annually to those who meet these criteria and earn interest at an annual rate of 10%. Awards and corresponding interest balances are 100% vested and distributed upon separation from us.

Benefit Restoration amounts shown in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table under All Other Compensation.

Halliburton Company Elective Deferral Plan. The Halliburton Company Elective Deferral Plan allows participants to save for retirement utilizing eligible pre-tax base and bonus compensation. They may elect to defer up to 75% of their annual base salary and up to 75% of their bonus compensation into the plan. Elections must be made on an annual basis, including the type and timing of distribution. Interest is earned based on up to four investment choices with varying degrees of risk. Amounts shown in the Aggregate Earnings in Last Fiscal Year column include all interest amounts earned on outstanding balances in 2007. Only the above-market interest is shown in the Summary Compensation Table, under Change in Pension Value and NQDC Earnings, with specific amounts noted in the narrative and footnotes.

Mr. Gaut’s total deferral of $1,151,250, included $560,625 earned in 2006 under the Halliburton Annual Performance Pay Plan, and paid in 2007, and $590,625 from his 2007 payout under the 2004 cycle Performance Unit Program. Neither of these amounts is included in the column All Other Compensation in the Summary Compensation Table as the payout amounts were earned in 2006. Mr. Lesar did not make any contributions in 2007 to the plan.

None of the other NEOs chose to participate in the Halliburton Company Elective Deferral Plan during the 2007 year.

Supplemental Executive Retirement Plan for Dresser Industries, Inc. This plan pays a benefit, if necessary, to provide the executive with total retirement income equal to 60% of their final pay. The percentage is dependent on their years of service and income received from other retirement programs.

Mr. Smith was the last participant to have a benefit amount in the Supplemental Executive Retirement Plan for Dresser Industries, Inc. The amount in the columns Registrant Contribution in Last Fiscal Year and Aggregate Withdrawals/Distributions are equal as the benefit payment is not calculated until the executive separates from service.

ERISA Excess Benefit Plan for Dresser Industries, Inc. The ERISA Excess Benefit Plan for Dresser Industries, Inc. pays retirement benefits accrued as of December 31, 1998, which resulted from benefits that could not be paid from a Dresser defined benefit, defined contribution or other related plan because of the application of Internal Revenue Code Section 415. It is an unfunded excess benefit plan as defined in the Internal Revenue Code.

Interest is accrued on an annual basis at the rate of 10%. Interest is prorated should the participant separate from service prior to the end of the calendar year, as occurred for Mr. Smith. The above-market interest associated with earnings has been disclosed in the Summary Compensation Table under the column Change in Pension Value and NQDC Earnings. Mr. Smith’s payment amount in the Aggregate Withdrawals/Distributions column has also been included in the Summary Compensation Table under All Other Compensation. Both of these amounts also include the total earnings for the year.

Because Mr. Cornelison is still employed by us, he received interest for the entire year as shown in the Aggregate Earnings for Last Fiscal Year column. The above-market interest associated with earnings has been disclosed in the Summary Compensation Table under Change in Pension Value and NQDC Earnings.

ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. (Defined Contribution portion). The ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. pays the accrued retirement benefit that cannot be paid from a Dresser defined benefit, defined contribution or other related plan because of the application of Internal Revenue Code Section 401(a)(17).

Interest is accrued on an annual basis at the rate of 10%. Interest is prorated should the participant separate from service prior to the end of the calendar year, as occurred for Mr. Smith. Mr. Smith’s payment amount in the Aggregate Withdrawals/Distributions column has also been included in the Summary Compensation Table under All Other Compensation. Both of these amounts also include the total earnings for the year.

Because Mr. Cornelison is still employed by us, he received interest for the entire year as shown in the Aggregate Earnings for Last Fiscal Year column. The above-market interest associated with earnings has been disclosed in the Summary Compensation Table under Change in Pension Value and NQDC Earnings.

PENSION BENEFITS TABLE

		Years of	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Albert O. Cornelison, Jr.	Halliburton Retirement Plan	1.1667	26,018	0
David R. Smith	Halliburton Retirement Plan	7.6700	150,241	15,491
	ERISA Compensation Limit	7.6700	40,103	1,665
	Benefit Plan for Dresser Industries, Inc. (DB portion)

Halliburton Retirement Plan. The non-contributory Dresser Consolidated Salaried Retirement Plan was established in 1986 for the purpose of providing participants with a monthly defined benefit upon retirement. The plan was frozen on May 31, 1995. Mr. Cornelison began employment with Dresser Industries on March 14, 1994, which qualified him to participate in the plan. Mr. Smith began employment with Dresser Industries on October 1, 1987, which also qualified him to participate in the plan. Their participation ended when the plan was frozen. However, since they both have continued working for us after the plan freeze date, they continue to accrue both vesting service and company service until separation from the company. Messrs. Cornelison and Smith are the only NEOs to participate in the Dresser Consolidated Salaried Retirement Plan.

Dresser Industries and Halliburton merged on September 29, 1998, and Halliburton subsequently merged the Dresser Consolidated Salaried Retirement Plan into the Halliburton Retirement Plan on December 31, 2001. None of the other NEOs were eligible to participate in the Halliburton Retirement Plan as participation was limited to those salaried employees who were age 55 or older as of December 31, 1996. None of the other NEOs met such criteria. Therefore, the Pension Benefits Table refers only to Mr. Cornelison’s and Smith’s participation in the Halliburton Retirement Plan.

The present value of accumulated benefits is based on formulas that utilize final average compensation and service while Messrs. Cornelison and Smith were employees of Dresser Industries, Inc. Service from the date of hire to the date the plan was frozen is used to calculate the benefit amount. Therefore, Mr. Cornelison’s plan service equals 1.1667 years as he was hired on March 14, 1994, and Mr. Smith’s plan service equals 7.67 years as he was hired on October 1, 1987. Final average compensation is based on tax form W-2 pay (within the qualified pay limit) ending on the plan freeze date of May 31, 1995.

The assumptions used to calculate the Present Value of Accumulated Benefits with a calculation date of December 31, 2007, are as follows: 6.03% discount rate, no pre-retirement mortality assumption, Pension Protection Act 2008 post-retirement valuation mortality assumption, age 65 unreduced retirement date and no pre-retirement turnover.

Because Messrs. Cornelison and Smith are eligible for early retirement under the plan (age 55 with 10 years of vesting service), the amount of their early retirement benefit is actuarially equivalent to the age 65 benefit based on a 5% interest rate and the 1971 Group Annuity Mortality Table weighted for 90% male and 10% female.

Mr. Smith commenced payments after his retirement date and the amounts paid are indicated under Payments During Last Fiscal Year column.

ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc (Defined Benefit portion). The ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. is a nonqualified plan that pays the accrued retirement benefit that cannot be paid from a Dresser defined benefit, defined contribution or other related plan because of the application of Internal Revenue Code 401(a)(17). The assumptions used to calculate the Present Value of the Accumulated Benefit (the defined benefit portion indicated in the Pension Benefits Table) are as follows: 5.78% Nonqualified valuation discount rate and the Pension Protection Act 2008 post-retirement valuation mortality assumption.

EMPLOYMENT CONTRACTS AND
CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

Mr. Lesar. Mr. Lesar entered into an employment agreement with Halliburton as of August 1, 1995. The agreement provides that while Mr. Lesar is employed by Halliburton, management will recommend to the Compensation Committee:

•	Annual supplemental retirement benefit allocations under the Supplemental Executive Retirement Plan; and
•	Annual grants of stock options under Halliburton’s 1993 Stock and Incentive Plan.

These recommendations are to be consistent with the criteria utilized by the Compensation Committee for similarly situated executives.

Under the terms of Mr. Lesar’s employment agreement, a termination for cause is a termination for (i) gross negligence or willful misconduct in the performance of his duties and responsibilities or (ii) a conviction of a felony. In the event Mr. Lesar is involuntarily terminated by Halliburton for any reason other than termination for cause, Halliburton is obligated to pay Mr. Lesar a severance payment equal to:

•	The value of any restricted shares that are forfeited because of termination; and
•	Five times his annual base salary.

Mr. Gaut. Mr. Gaut entered into an employment agreement with Halliburton on March 3, 2003, which provides for an annual salary of not less than $500,000 and participation in Halliburton’s Annual Performance Pay Plan. In addition, Mr. Gaut was granted 60,000 restricted shares and 200,000 stock options under the 1993 Stock and Incentive Plan. These amounts have been adjusted to reflect the stock split effected in July 2006.

Mr. Cornelison. Mr. Cornelison entered into an employment agreement with Halliburton on May 15, 2002. Mr. Cornelison’s employment agreement also provides for an annual salary of not less than $332,000 and participation in Halliburton’s Annual Performance Pay Plan.

Mr. McCollum. Mr. McCollum entered into an employment agreement with Halliburton on August 25, 2003. Mr. McCollum’s employment agreement provides for an annual salary of not less than $350,000 and participation in Halliburton’s Annual Performance Pay Plan. In addition, Mr. McCollum was granted 20,000 restricted shares and 40,000 stock options under the 1993 Stock and Incentive Plan. These amounts have been adjusted to reflect the stock split effected in July 2006.

Mr. Pope. Mr. Pope does not have an employment agreement with Halliburton.

Mr. Lane. Mr. Lane entered into an employment agreement with Halliburton on January 1, 1999. Mr. Lane’s employment agreement provided for an annual salary of not less than $124,296 and participation in Halliburton’s Annual Performance Pay Plan. Mr. Lane took early retirement as of December 31, 2007, and entered into a supplemental agreement to his employment agreement, which provides for certain payments to Mr. Lane based on his twenty-six years of service, including a severance payment of two times his annual base salary or $1,400,000. The restrictions on Mr. Lane’s restricted stock lapsed and he retained his outstanding stock options subject to their existing vesting schedules. Mr. Lane agreed not to work for a competitor of Halliburton during the next three years beginning with his separation date of December 31, 2007. If he complies with the terms of the agreement, he will receive payments earned, if any, under the 2006 and 2007 cycles under the Performance Unit Program on a pro-rated basis and a lump sum payment of $1,050,000.

Under the terms of the employment agreements with Messrs. Cornelison, Gaut and McCollum, the reasons for termination of employment (other than death) are defined as follows:

(i) Retirement means either (a) retirement at or after normal retirement age (either voluntarily or under Halliburton’s retirement policy) or (b) voluntary termination of employment in accordance with Halliburton’s early retirement policy for other than a Good Reason. Good Reason means a termination of employment by employee (a) because of a material breach by Halliburton of any material provision of the employment agreement, provided such termination occurs within sixty days after the expiration of the notice period, or (b) within six months after a material reduction in the employee’s rank or responsibility.

(ii) Permanent disability means the employee’s physical or mental incapacity to perform his or her usual duties with such condition likely to remain continuously and permanently as reasonably determined by the Compensation Committee in good faith.

(iii) Voluntary termination means a termination of employment in the sole discretion and at the election of the employee for other than Good Reason.

(iv) Termination for cause means a termination of employee’s employment by Halliburton for cause. Cause means any of the following: (a) employee’s gross negligence or willful misconduct in the performance of the duties and services required of the employee; (b) employee’s final conviction of a felony; (c) a material violation of Halliburton’s Code of Business Conduct; or (d) employee’s material breach of any material provision of his or her employment agreement which remains uncorrected for thirty days following written notice of such breach to employee by Halliburton.

If Messrs. Cornelison, Gaut, or McCollum are terminated for any reason other than death, retirement (either at age 65 or voluntarily prior to age 65), permanent disability, voluntary termination or termination by Halliburton for cause, the executive is entitled to severance payments equal to:

•	The value of any restricted shares that are forfeited because of termination;
•	Two years’ base salary;
•	Any unpaid bonus earned in prior years; and
•	Any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

Change-In-Control Arrangements

The Company does not maintain individual change-in-control agreements or provide for tax gross-ups on any payments associated with change-in-control. Some of our compensation plans, however, contain change-in-control provisions, which could result in payment of specific benefits.

Under the 1993 Stock and Incentive Plan, in the event of a change-in-control, the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;
•	any restrictions on restricted stock awards shall immediately lapse;
•	all performance measures upon which an outstanding performance award is contingent are deemed achieved and the holder receives a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated to the effective date; and
•	any outstanding cash awards including, but not limited to, stock value equivalent awards, immediately vest and are paid based on the vested value of the award.

Under the Annual Performance Pay Plan:

•	in the event of a change-in-control during a plan year, a participant will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control; and
•	in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.

Under the Performance Unit Program:

•	in the event of a change-in-control during a performance cycle, a participant will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, prorated to the date of the change-in-control; and
•	in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

•	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control; and
•	upon such effective date, any unexercised stock purchase rights will expire and Halliburton will refund to each participant the amount of his or her payroll deductions under the Employee Stock Purchase Plan, which has not yet been used to purchase stock.

POST-TERMINATION PAYMENTS

The following narratives and tables represent the impact of certain termination events on each element of compensation for NEOs as of December 31, 2007.

		Termination Event
			Early	Early
			Retirement	Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/Appvl	Retirement	w/Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)

David J. Lesar	Severance	0	0	0	0	0	6,500,000	6,500,000
	Annual Perf. Pay Plan	0	0	2,860,000	2,860,000	0	2,860,000	2,860,000
	Restricted Stock	0	0	33,143,727	33,143,727	0	33,143,727	33,143,727
	Stock Options	4,966,595	4,966,595	7,569,480	7,569,480	4,966,595	7,569,480	7,569,480
	Performance Units	0	0	5,000,000	5,000,000	0	0	5,000,000
	Nonqualified Plans	6,262,753	6,262,753	6,262,753	6,262,753	6,262,753	6,262,753	6,262,753
	Health Benefits	0	12,000	12,000	0	0	0	0

	Total	11,229,348	11,241,348	54,847,960	54,835,960	11,229,348	56,335,960	61,335,960

		Termination Event
			Early	Early
			Retirement	Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/Appvl	Retirement	w/Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)

C. Christopher Gaut	Severance	0	0	0	0	0	1,250,000	1,250,000
	Annual Perf. Pay Plan	0	0	812,500	812,500	0	812,500	812,500
	Restricted Stock	0	0	6,031,026	6,031,026	0	6,031,026	6,031,026
	Stock Options	8,007,355	8,007,355	8,253,394	8,253,394	8,007,355	8,253,394	8,253,394
	Performance Units	0	0	1,420,000	1,420,000	0	0	1,420,000
	Nonqualified Plans(1)	3,420,707	3,420,707	3,420,707	3,420,707	3,420,707	3,420,707	3,420,707
	Health Benefits	0	12,000	12,000	0	0	0	0

	Total	11,428,062	11,440,062	19,949,627	19,937,627	11,428,062	19,767,627	21,187,627

(1)	Mr. Gaut is 100% vested in all the nonqualified plans. He became 100% vested in the Halliburton Supplemental Executive Retirement Plan on March 3, 2008.

		Termination Event
			Early	Early
			Retirement	Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/Appvl	Retirement	w/Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)

Albert O Cornelison, Jr.	Severance	0	0	0	0	0	1,100,000	1,100,000
	Annual Perf. Pay Plan	0	0	715,000	715,000	0	715,000	715,000
	Restricted Stock	0	0	5,054,844	5,054,844	0	5,054,844	5,054,844
	Stock Options	1,007,018	1,007,018	1,181,064	1,181,064	1,007,018	1,181,064	1,181,064
	Performance Units	0	0	1,173,333	1,173,333	0	0	1,173,333
	Nonqualified Plans	1,343,668	1,343,668	1,343,668	1,343,668	1,343,668	1,343,668	1,343,668
	Health Benefits	0	12,000	12,000	0	0	0	0

	Total	2,350,686	2,362,686	9,479,909	9,467,909	2,350,686	9,394,576	10,567,909

		Termination Event
			Early	Early
			Retirement	Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/Appvl	Retirement	w/Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)

Mark A. McCollum	Severance	0	0	0	0	0	830,000	830,000
	Annual Perf. Pay Plan	0	0	415,000	415,000	0	415,000	415,000
	Restricted Stock	0	0	1,768,881	1,768,881	0	1,768,881	1,768,881
	Stock Options	557,613	557,613	624,954	624,954	557,613	557,613	624,954
	Performance Units	0	0	457,000	457,000	0	0	457,000
	Nonqualified Plans(1)	508,751	508,751	508,751	508,751	508,751	508,751	508,751
	Health Benefits	0	0	0	0	0	0	0

	Total	1,066,364	1,066,364	3,774,586	3,774,586	1,066,364	4,080,245	4,604,586

(1)	Mr. McCollum is 100% vested in all the nonqualified plans except for the Halliburton Supplemental Executive Retirement Plan, in which he will become 100% vested on August 25, 2008.

		Termination Event
			Early	Early
			Retirement	Retirement	Normal	Term	Term	Change in
Name	Payments	Resignation	w/o Appvl	w/Appvl	Retirement	w/Cause	w/o Cause	Control
		($)	($)	($)	($)	($)	($)	($)

Lawrence J. Pope	Severance	0	0	0	0	0	77,500	0
	Annual Perf. Pay Plan	0	0	310,000	310,000	0	0	310,000
	Restricted Stock	0	0	2,157,837	2,157,837	0	0	2,157,837
	Stock Options	1,013,893	1,013,893	1,136,885	1,136,885	1,013,893	1,013,893	1,136,885
	Performance Units	0	0	321,334	321,334	0	0	321,334
	Nonqualified Plans	35,280	35,280	35,280	35,280	35,280	35,280	35,280
	Health Benefits	0	0	0	0	0	0	0

	Total	1,049,173	1,049,173	3,961,336	3,961,336	1,049,173	1,126,673	3,961,336

Resignation. Resignation is defined as leaving the Company to work elsewhere, not attaining early or normal retirement status (see these sections for information on what constitutes these statuses) or leaving the Company voluntarily. Upon resignation, the following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon their date of resignation. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2007 table.
•	Stock Options. The NEO must exercise their outstanding, vested options within 30 days after their resignation or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited.

•	Performance Unit Program. The NEO would not be eligible to receive payments, if any, from the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2007 Nonqualified Deferred Compensation table. Payments from the Halliburton Company Supplemental Executive Retirement Plan and Halliburton Company Benefit Restoration Plan are paid out of a company-funded irrevocable grantor trust held at State Street Bank and Trust Company. The principal and income of the trust are treated as assets and income of Halliburton for federal income tax purposes and are subject to the claims of general creditors of Halliburton to the extent provided in the plan. However, a NEO must have five consecutive years of participation in the SERP to be fully vested in their account balance. The Halliburton Elective Deferral Plan is unfunded and payments are made by us from general assets. Payments from these plans may be paid in a lump sum or in annual installments for a maximum 10 year period. Plans related to Dresser Industries, Inc., as referenced in the 2007 Nonqualified Deferred Compensation table, are unfunded and paid by us in lump sum form from general assets.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs since they resigned from the Company.

Early Retirement. A NEO would become eligible for early retirement by either attaining age 50 or by attaining 70 points via a combination of age plus years of service. Eligibility for early retirement does not guarantee retention of stock awards (lapse of forfeiture restrictions on restricted stock and ability to exercise outstanding options for the remainder of the stated term). Early retirement eligibility is a condition that must be met before consideration will be given by the Compensation Committee to retention of stock awards upon separation from employment. For example, if an NEO is eligible for early retirement but is leaving us to go to work for a competitor, then their stock awards would not be considered for retention.

Early Retirement (Without Approval). The following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon their date of early retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2007 table.
•	Stock Options. The NEO must exercise their outstanding, vested options within 30 days after their early retirement or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2007 table.
•	Performance Unit Program. The NEO would not be eligible to receive payments, if any, from the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2007 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would be eligible for the $12,000 credit to assist with retiree medical costs. The NEO must have been age 40 or older as of December 31, 2004 and qualify for early retirement under our health and welfare plans to be eligible for this credit. The credit is only applicable if the NEO chooses Halliburton retiree medical coverage. This benefit is amortized into a monthly credit applied to the cost of retiree medical based on the number of months from the time of early retirement to age 65. For example, if an NEO is 10 years or 120 months away from age 65 at the time of their early retirement, they will receive a monthly credit in the amount of $100 ($12,000/120 months). Should the NEO choose not to elect coverage with Halliburton after their separation, they would not receive any cash in lieu of the credit. Note that this is not a cash payment, but a credit applied to the monthly retiree medical costs and only valid until the participant turns 65.

Early Retirement (With Approval). The following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. Prorated payment, if any, would be paid to the NEO for the Performance Pay Plan, as a result of early retirement from us with approval.
•	Restricted Stock. Any restricted stock holdings would be lapsed upon the date of early retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2007 table.

•	Stock Options. The NEO will be granted retention of their option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreement and any vested options will not expire until 10 years from the grant award date.
•	Performance Unit Program. Upon approval by the Compensation Committee, the NEO will participate on a pro-rated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s early retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March of the year following the close of the cycle.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2007 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would be eligible for the $12,000 credit to assist with retiree medical costs. The NEO must have been age 40 or older as of December 31, 2004 and at their retirement are at least age 55 with 10 years of service or their age and service years are equal to 70 points, to be eligible for this credit. Refer to the Early Retirement (Without Approval) section for more information on Health Benefits.

Normal Retirement. A NEO would be eligible for normal retirement should they separate from the company at age 65 or later. The following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. Prorated payment, if any, would be paid to the NEO as a result of normal retirement.
•	Restricted Stock. Any restricted stock holdings would vest upon the date of normal retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2007 table.
•	Stock Options. The NEO will be granted retention of their outstanding option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreement and any vested options will not expire until 10 years from the grant award date.
•	Performance Unit Program. The NEO will participate on a pro-rated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s normal retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March following the close of the cycle.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2007 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit as they would be age 65 or older at the time of normal retirement.

Termination (For Cause). Should the NEO be terminated for cause from the Company, such as violating a Code of Business Conduct policy, the following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon their date of termination. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2007 table.
•	Stock Options. The NEO must exercise their outstanding, vested options within 30 days after their termination or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2007 table.
•	Performance Unit Program. No payment, if any, would be paid to the NEO for the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2007 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs.

Termination (Without Cause). Should a NEO with an employment agreement be terminated without cause by Halliburton, such as termination at the convenience of the Company or upon mutual decision that it is in the best interests of both parties if the NEO’s employment terminated, then the provisions of their applicable employment agreements related to severance payments, annual performance pay plan, and lapsing of stock restrictions would apply and are conditioned on a release agreement being executed by the NEO. Failure to do so will result in no payments for these items being made to the NEO. The following actions will occur for their various elements of compensation:

•	Severance Pay. Severance is paid according to terms of an employment agreement where applicable. Mr. Lesar’s severance multiple is five times base salary at the time of termination. Messrs. Cornelison, Gaut and McCollum would receive severance in the amount of two times base salary at the time of termination. Mr. Pope does not have an employment agreement with us, but would be eligible for severance under our severance policy. Severance paid under the terms of the employment agreement fully satisfies any and all other claims for severance under our plans or policies.
•	Annual Performance Pay Plan. For NEOs with employment agreements, participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. These payments usually occur no later than the end of February in the year following the plan year. If the NEO does not have an employment agreement, then no payment would be made.
•	Restricted Shares. For NEOs with employment agreements, restricted shares under the 1993 Stock and Incentive Plan are automatically vested, otherwise, restricted shares are forfeited.
•	Stock Options. If the NEO is eligible for early retirement, then they will be granted retention of their option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreement and any vested options will not expire until 10 years from the grant award date. If the NEO is not eligible for early retirement, then they must exercise their outstanding, vested options within 30 days after their early retirement or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited.
•	Performance Unit Program. No payment, if any, would be paid to the NEO for the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2007 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs.

Change in Control. Should a NEO be affected by a change in control and subsequently terminated as a result, the following actions will occur for their various elements of compensation:

•	Severance Pay. For all NEOs, except Mr. Lesar, the severance payment is calculated by multiplying their annual base salary as of the date of the NEO’s separation by two. Mr. Lesar’s severance multiple is five times base salary at the time of termination. Mr. Pope is not eligible for severance as he does not have an employment agreement with us. A severance payment is only triggered in cases of termination without cause or upon the occurrence of a change in control. To receive severance pay, the NEO is required to sign a separation agreement releasing us from all future claims. Severance paid under the terms of the employment agreement fully satisfies any and all other claims for severance under our plans or policies.
•	Annual Performance Pay Plan. In the event of a change-in-control during a plan year, the NEOs will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control. In the event of a change-in-control after the end of a plan year but before the payment date, the NEOs will be entitled to an immediate cash payment equal to the incentive earned for the plan year.
•	Restricted Shares. Restricted shares under the 1993 Stock and Incentive Plan are automatically vested.
•	Stock Options. Any outstanding options shall become immediately vested and fully exercisable by the NEO.
•	Performance Unit Program. In the event of a change-in-control during a performance cycle, NEOs will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, prorated to the date of the change-in-control. In the event of a change-in-control after the end of a performance cycle but before the payment date, NEOs will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2007 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs unless they were eligible for early retirement at the time of the change-in-control.

EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans (Excluding
	Outstanding Options, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights	Warrants and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	14,232,605	$20.81	21,303,733
Equity compensation plans not approved by security holders	—	—	—

Total	14,232,605	$20.81	21,303,733

Note:	There are 11,462 shares with a weighted average exercise price of $19.80 to be issued upon exercise of outstanding options that were assumed in the 1998 Dresser merger. No further grants can be issued under these assumed plans.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Calpine Corporation, in connection with the departure of its Chairman, President and Chief Executive Officer, named Mr. Derr Chairman of the Board and Acting Chief Executive Officer in November 2005. Mr. Derr, who had previously held the position of Lead Director of Calpine, was Acting Chief Executive Officer for approximately two weeks. On December 20, 2005, Calpine Corporation filed for federal bankruptcy protection under Chapter 11. Calpine has met all statutory requirements under its Sixth Amended Joint Plan of Reorganization, which was confirmed by the U.S. Bankruptcy Court in an order entered on December 19, 2007. Mr. Derr continues to serve as a member of Calpine’s Board of Directors.

There are no legal proceedings to which any director, officer or principal stockholder, or any affiliate thereof, is a party that would be material and adverse to Halliburton.

DIRECTORS’ COMPENSATION

Directors’ Fees and Deferred Compensation Plan

All non-employee Directors receive an annual retainer of $50,000 and an attendance fee of $2,000 for each meeting of the Board and for each committee meeting attended. The chairman of each committee also receives an additional retainer annually for chairing a committee as follows: Audit — $20,000; Compensation — $15,000; Health, Safety and Environment — $10,000; and Nominating and Corporate Governance — $10,000.

Under the Directors’ Deferred Compensation Plan, Directors are permitted to defer their fees or a portion of their fees. A participant may elect, on a prospective basis, to have his or her deferred compensation account either credited quarterly with interest at the prime rate of Citibank, N.A. or translated on a quarterly basis into Halliburton common stock equivalents. Distributions will be made after retirement to the Director in a lump sum or in annual installments over a 5-or 10-year period, as elected by them. Distributions of common stock equivalents are made in shares of common stock, while distributions of deferred compensation credited with interest are made in cash. Ms. Bader and Ms. Reed and Messrs. Bennett, Boyd, Carroll, Crandall, Derr, Gillis, Hunt, and Precourt have elected to participate in the plan.

Directors’ Restricted Stock Awards

Each non-employee Director receives an annual award of restricted shares of common stock as a part of his or her compensation in addition to the Directors’ annual retainer and attendance fees. Messrs. Crandall and Howell participate in the Directors’ Retirement Plan described below and each receives an annual award of restricted shares of common stock with a value of $75,000 on the date of the award. The remaining non-employee Directors do not participate in the plan and, therefore, they each receive an annual award of restricted shares of common stock with a value of $100,000 on the date of the award.

Restricted shares may not be sold, assigned, pledged or otherwise transferred or encumbered until the restrictions are removed. Restrictions lapse following termination of Board service under specified circumstances, which include, among others, death or disability, retirement under the Director mandatory retirement policy or early retirement after at least four years of service. During the restriction period, Directors have the right to vote and to receive dividends on the restricted shares. Any shares that are restricted under the plan’s provisions following termination of service are forfeited.

Directors’ Retirement Plan

The Directors’ Retirement Plan is closed to new Directors elected after May 16, 2000. Under the Directors’ Retirement Plan, each participant will receive an annual benefit upon the benefit commencement date. The benefit commencement date is the later of a participant’s termination date or attainment of age 65. The benefit will be equal to the last annual retainer for the participant for a period of years equal to the participant’s years of service on his or her termination date. Upon the death of a participant, benefit payments will be made to the surviving spouse, if any, over the remainder of the retirement benefit payment period. Years of service for each Director participant under the plan are: Mr. Crandall — 23, and Mr. Howell — 17. Assets are transferred to State Street Bank and Trust Company, as Trustee, to be held under an irrevocable grantor trust to aid Halliburton in meeting its obligations under the Directors’ Retirement Plan. The principal and income of the trust are treated as assets and income of Halliburton for federal income tax purposes and are subject to the claims of general creditors of Halliburton to the extent provided in the plan.

In 2007, Halliburton and the Board amended the plan to provide participants with a one-time election to receive a lump sum payment of the present value of any remaining payments, if the Director is retired and receiving annual payments or the present value of their plan benefit upon retirement, if the Director is still actively serving on the Board. Messrs. Crandall and Howell both elected the lump sum payment and will receive the payment after they retire from the Board.

Charitable Contributions

Matching Gift Programs. To further Halliburton’s support for charities, Directors may participate in the Halliburton Foundation’s matching gift programs for educational institutions, not-for-profit hospitals and medical foundations. For each eligible contribution, the Halliburton Foundation makes a contribution of two times the amount contributed, subject to approval by its Trustees and providing the contribution meets certain criteria. The maximum aggregate of all contributions each calendar year by a Director, eligible for matching, is $50,000, resulting in a maximum aggregate amount contributed annually by the Halliburton Foundation in the form of matching gifts of $100,000 for any Director who participates in the programs. Neither the Halliburton Foundation nor Halliburton has made a charitable contribution to any charitable organization in which a Director serves as an executive officer, within the preceding three years, that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Other Benefits

Accidental Death and Dismemberment. Certain Directors have chosen to participate in the company provided program. Ms. Bader and Messrs. Carroll, Crandall, Derr, Gillis, Howell, Martin, and Precourt elected coverage for the standard principal amount of $250,000 each. We paid a total of $1,213 in premiums for these Directors. These premiums are included in the All Other Compensation column for those who participate. The other Directors declined coverage in 2007.

2007 DIRECTOR COMPENSATION

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	or Paid in	Stock	Option	Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Kathleen M. Bader	70,000	22,973	0	0	0	1,280	94,253
Alan M. Bennett	88,000	78,005	0	0	1,197	141,450	308,652
James R. Boyd	86,000	78,005	0	0	0	87,337	251,342
Milton Carroll	80,000	30,466	0	0	0	1,691	112,157
Robert L. Crandall	124,000	74,736	0	0	50,000	181,070	429,806
Kenneth T. Derr	89,000	99,733	0	0	7,382	111,751	307,866
S. Malcolm Gillis	76,000	133,706	0	0	2,353	99,587	311,646
W. R. Howell	97,000	74,736	0	0	50,000	6,909	228,645
Ray L. Hunt	60,000	4,497	0	0	0	8,831	73,328
J. Landis Martin	100,000	99,733	0	0	0	106,491	306,224
Jay A. Precourt	98,000	99,733	0	0	10,923	213,889	422,545
Debra L. Reed	84,000	99,733	0	0	13,545	30,780	228,058

Fees Earned or Paid In Cash. The amounts in this column represent the fees earned for meeting attendance in fiscal year 2007, but not necessarily paid in 2007. Refer to the section Directors’ Fees and Deferred Compensation Plan for information on meeting fees.

Stock Awards. FASB Statement 123R requires the fair value of equity awards to be recognized in the financial statements over the period the Director is required to provide service in exchange for the award, i.e. the vesting period. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares granted by the closing stock price as of the award’s grant date. For a discussion of the assumptions made in these valuations, refer to Note 1 to the Consolidated Financial Statements, Description of Company and Significant Accounting Policies — Stock-based compensation, in the Halliburton Company Form 10-K for the fiscal year ended December 31, 2007.

The aggregate number of shares of restricted stock outstanding at fiscal year end are: Ms. Bader — 4,804; Mr. Bennett — 9,769; Mr. Boyd — 9,769; Mr. Carroll — 4,804; Mr. Crandall — 20,571; Mr. Derr — 18,095; Dr. Gillis — 13,295; Mr. Howell — 20,571; Mr. Martin — 19,695; Mr. Precourt — 19,695; and Ms. Reed — 18,095. Mr. Hunt retired from the Board in May 2007 and, therefore, has no remaining restricted stock outstanding at fiscal year end because all of his restricted shares vested upon his retirement.

The total grant date fair value of each restricted stock award received in 2007 as computed in accordance with FASB Statement 123R is: Ms. Bader — $171,171; Mr. Bennett — $99,991; Mr. Boyd — $99,991; Mr. Carroll — $99,991; Mr. Crandall — $74,993; Mr. Derr — $99,991; Dr. Gillis — $99,991; Mr. Howell — $74,993; Mr. Martin — $99,991; Mr. Precourt — $99,991; and Ms. Reed — $99,991. Ms. Bader’s restricted stock award is higher than the other Directors’ awards due to her receiving an initial award upon her election to the Board, which has a fair value of $71,180. Mr. Hunt retired from the Board in May 2007 and as a result he did not receive a restricted stock award in 2007.

Option Awards. Stock option awards are no longer granted to non-employee Directors. All options have been fully expensed using the Black-Scholes option pricing model and, therefore, the column is left blank.

The aggregate number of stock options outstanding at fiscal year end are: Mr. Crandall — 6,000; Mr. Derr — 14,000; Mr. Howell — 6,000; Mr. Martin — 20,000; Mr. Precourt — 22,000; and Ms. Reed — 14,000. Mr. Hunt retired from the Board in May 2007 and has no stock options outstanding at fiscal year end.

Non-Equity Incentive Plan Compensation. The Company does not utilize this type of award and the amount is therefore blank.

Change in Pension Value and Nonqualified Deferred Compensation Earnings. Only Mr. Crandall and Mr. Howell participate in the frozen Directors’ Retirement Plan. Each realized a $50,000 increase in pension value resulting from another year of continued service.

Directors’ amounts also include above-market interest credited under the Directors’ Deferred Compensation Plan as follows: Mr. Bennett — $1,197; Mr. Derr — $7,382; Dr. Gillis — $2,353; Mr. Precourt — $10,923; and Ms. Reed — $13,545. The above-market earnings associated with this plan equal 2.445% (8.125% (plan interest) minus 5.68% (120% AFR rate)).

All Other Compensation. This column includes compensation related to the Halliburton Foundation, Accidental Death and Dismemberment program, restricted stock dividends and dividend equivalents associated with the Directors’ Deferred Compensation Plan.

Directors who participated in the matching gift program under the Halliburton Foundation and the corresponding match provided by the Halliburton Foundation include: Mr. Bennett — $138,000; Mr. Boyd — $83,400; Mr. Crandall — $60,000; Mr. Derr — $100,000; Dr. Gillis — $95,304; Mr. Martin — $100,000; Mr. Precourt — $200,000; and Ms. Reed — $25,000. The amounts reflected indicate matching payments made by the Halliburton Foundation in 2007. Because of differences between the time when the Director makes the charitable contribution and the time when the Halliburton Foundation makes the matching payment, amounts paid by the Halliburton Foundation may apply to contributions made by the Directors in both 2006 and 2007 and the amounts shown may exceed $100,000 in those instances.

Directors who participated in the company-paid for Accidental Death and Dismemberment program and incurred imputed income for the benefit amount include: Ms. Bader — $100; Mr. Carroll — $159; Mr. Crandall — $159; Mr. Derr — $159; Dr. Gillis — $159; Mr. Howell — $159; Mr. Martin — $159; and Mr. Precourt — $159.

Directors who received dividends on restricted stock held on Halliburton record dates include: Ms. Bader — $1,045; Mr. Bennett — $2,908; Mr. Boyd — $2,908; Mr. Carroll — $1,195; Mr. Crandall — $6,750; Mr. Derr — $5,780; Dr. Gillis — $4,124; Mr. Howell — $6,750; Mr. Hunt — $1,267; Mr. Martin — $6,332; Mr. Precourt — $6,332; and Ms. Reed — $5,780.

Directors who received dividend equivalents credited under the Directors’ Deferred Compensation Plan include: Ms. Bader — $135; Mr. Bennett — $542; Mr. Boyd — $1,029; Mr. Carroll — $337; Mr. Crandall — $114,161; Mr. Derr — $5,812; Mr. Hunt — $7,564; and Mr. Precourt — $7,398.

AUDIT COMMITTEE REPORT

Halliburton’s Audit Committee consists of Directors who, in the business judgment of the Board, are independent under Securities and Exchange Commission regulations and the New York Stock Exchange listing standards. In addition, in the business judgment of the Board, all five members of the Audit Committee, Kathleen M. Bader, Alan M. Bennett, Robert L. Crandall, J. Landis Martin and Jay A. Precourt, have accounting or related financial management experience required under the listing standards and have been designated by the Board as “audit committee financial experts.” We operate under a written charter, a copy of which is available on Halliburton’s website, www.halliburton.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board for approval.

Halliburton’s management is responsible for preparing Halliburton’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain and oversee the work of the principal independent public accountants. The Audit Committee is not providing any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work.

In fulfilling our oversight role for the year ended December 31, 2007, we:

•	reviewed and discussed Halliburton’s audited financial statements with management;
•	discussed with KPMG LLP, Halliburton’s principal independent public accountants, the matters required by Statement on Auditing Standards No. 114 relating to the conduct of the audit;
•	received from KPMG LLP the written disclosures and letter required by Independence Standards Board Standard No. 1; and
•	discussed with KPMG LLP its independence.

Based on our:

•	review of the audited financial statements;
•	discussions with management;
•	discussions with KPMG LLP; and
•	review of KPMG LLP’s written disclosures and letter,

we recommended to the Board that the audited financial statements be included in Halliburton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. Our recommendation considers our review of that firm’s qualifications as independent public accountants for the Company. Our review also included matters required to be considered under Securities and Exchange Commission rules on auditor independence, including the nature and extent of non-audit services. In our business judgment the nature and extent of non-audit services performed by KPMG LLP during the year did not impair the firm’s independence.

Respectfully submitted,
THE AUDIT COMMITTEE OF DIRECTORS

Kathleen M. Bader
Alan M. Bennett
Robert L. Crandall, Chairman
J. Landis Martin
Jay A. Precourt

FEES PAID TO KPMG LLP

During 2007 and 2006, Halliburton incurred the following fees for services performed by KPMG LLP. The 2007 fees are substantially lower as compared to 2006 because the amount of audit work in 2007 was reduced after KBR, Inc. was separated from us on April 5, 2007.

	2007	2006
	(in millions)	(in millions)

Audit fees	$9.9	$19.9
Audit-related fees	0.1	0.1
Tax fees	1.5	3.8
All other fees	0.1	0.5

Total	$11.6	$24.3

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by KPMG LLP for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2007 and December 31, 2006. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries, reviews of our financial statements included in the Forms 10-Q we filed for fiscal years 2007 and 2006, and review of registration statements.

Audit-Related Fees

Audit-related fees primarily include professional services rendered by KPMG LLP for audits of some of our subsidiaries relating to transactions.

Tax Fees

The aggregate fees for tax services primarily consisted of international tax compliance and tax return services related to our expatriate employees.

All Other Fees

All other fees comprise professional services rendered by KPMG LLP related to immigration services and other non recurring miscellaneous services.

Pre-Approval Policies and Procedures

The Audit Committee has established written pre-approval policies that require the approval by the Audit Committee of all services provided by KPMG LLP as the principal independent public accountants that examine the financial statements and the books and records of Halliburton and all audit services provided by other independent public accountants. The policy is attached to this proxy statement as Appendix B. All of the fees described above provided by KPMG LLP to Halliburton were approved in accordance with the policy. Our Audit Committee considered whether KPMG LLP’s provisions of tax services and All Other Fees as reported above is compatible with maintaining KPMG LLP’s independence as our principal independent public accounting firm.

Work Performed by KPMG LLP’s Partners and Employees

KPMG LLP’s work on Halliburton’s audit was performed by KPMG LLP partners and employees.

PROPOSAL FOR RATIFICATION OF THE SELECTION OF AUDITORS

(Item 2)

KPMG LLP has examined Halliburton’s financial statements beginning with the year ended December 31, 2002. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of that firm as independent public accountants to examine the financial statements and the books and records of Halliburton for the year ending December 31, 2008. The appointment was made upon the recommendation of the Audit Committee. KPMG LLP has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in Halliburton. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with Halliburton in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

If the stockholders do not ratify the selection of KPMG LLP, the Board will reconsider the selection of independent public accountants.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2008.

† † † † † † † † †

PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF PERFORMANCE GOALS
UNDER THE 1993 STOCK AND INCENTIVE PLAN

(Item 3)

Introduction

On February 18, 1993, the Board of Directors adopted the Halliburton Company 1993 Stock and Long-Term Incentive Plan which was first approved by stockholders on May 18, 1993. The plan has been amended from time to time, and the plan has been renamed the 1993 Stock and Incentive Plan.

Reapproval of Material Terms

Section 162(m) of the Internal Revenue Code limits our ability to deduct for federal income tax purposes any compensation in excess of $1 million paid to our Chief Executive Officer and our four other most highly compensated officers, unless the compensation qualifies as performance-based compensation. We have made awards to our employees and officers that qualify as performance-based compensation deductible under section 162(m) of the Internal Revenue Code. As required under section 162(m) of the Internal Revenue Code and related regulations, you are being asked to reapprove the material terms of the performance goals under the 1993 Stock and Incentive Plan so that awards made to our employees and officers will continue to qualify as performance-based compensation deductible under section 162(m) of the Internal Revenue Code. We are not proposing any amendment to the terms of the 1993 Stock and Incentive Plan in connection with this reapproval of the material terms of the performance goals under the 1993 Stock and Incentive Plan.

For purposes of section 162(m) of the Internal Revenue Code, the material terms of the performance goals include (i) the employees eligible to receive compensation under the 1993 Stock and Incentive Plan, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to a participant under the performance goal. These aspects of the 1993 Stock and Incentive Plan are discussed below.

The description of the 1993 Stock and Incentive Plan below is qualified by reference to the full text of the 1993 Stock and Incentive Plan, which is attached as Appendix C to this proxy statement.

THE 1993 STOCK AND INCENTIVE PLAN

Types of Awards

The 1993 Stock and Incentive Plan provides for the grant of any or all of the following types of awards:

•	stock options, including incentive stock options and non-qualified stock options;

•	stock appreciation rights, either independent of, or in connection with, stock options;

•	restricted stock;

•	restricted stock units;

•	performance awards; and

•	stock value equivalent awards.

Any stock option granted in the form of an incentive stock option must satisfy the requirements of section 422 of the Internal Revenue Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Compensation Committee. To date, only awards of non-qualified stock options, restricted stock, restricted stock units and cash-based performance awards have been made under the 1993 Stock and Incentive Plan.

Term

The 1993 Stock and Incentive Plan is of an indefinite duration.

Administration

The Board of Directors has appointed the Compensation Committee to administer the 1993 Stock and Incentive Plan. Subject to the terms of the 1993 Stock and Incentive Plan, and to any approvals and other authority as the Board of Directors may reserve to itself from time to time, the Compensation Committee, consistent with the terms of the 1993 Stock and Incentive Plan, will have authority to:

•	select the individuals to receive awards and determine the timing, form, amount or value and term of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the 1993 Stock and Incentive Plan;

•	construe the 1993 Stock and Incentive Plan and prescribe rules and regulations for the administration of the 1993 Stock and Incentive Plan; and

•	make any other determinations authorized under the 1993 Stock and Incentive Plan as the Compensation Committee deems necessary or appropriate.

Eligibility

A broad group of our employees and employees of our affiliates are eligible to participate in the 1993 Stock and Incentive Plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee. Non-employee Directors are eligible to participate in the 1993 Stock and Incentive Plan. Currently there are approximately 4,500 active participants in the 1993 Stock and Incentive Plan.

Shares Subject to the Plan

The total shares currently authorized for awards under the 1993 Stock and Incentive Plan is 98,000,000, of which no more than 32,000,000 shares may be issued in the form of restricted stock, restricted stock units or pursuant to performance awards. To date, approximately 22,624,000 shares have been issued in the form of restricted stock and restricted stock units and no shares have been issued pursuant to share-based performance awards. This leaves a total of approximately 9,376,000 shares available for issuance for future restricted stock, restricted stock units and share-based performance awards. There is a 1,000,000 share limit on the total number of shares which may be awarded to a participant in any calendar year, including performance awards, stock options and stock appreciation rights. Repricing or the cancellation and reissuance of stock options or stock appreciation rights is prohibited.

Stock Options

Under the 1993 Stock and Incentive Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of common stock. The Compensation Committee will determine the number of shares subject to an option, the manner and time of the option’s exercise, and the exercise price per share of stock subject to the option. The term of an option may not exceed ten years. No consideration is received by us for granting stock options. The exercise price of a stock option will not be less than the fair market value of the common stock on the date the option is granted. The Compensation Committee will designate each option as a non-qualified or an incentive stock option.

The option exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of common stock or a combination of cash and common stock. Except as set forth below with regard to specific corporate changes, no option will be exercisable within six months of the date of grant.

Stock Appreciation Rights

The 1993 Stock and Incentive Plan also authorizes the Compensation Committee to grant stock appreciation rights either independent of, or in connection with, a stock option. The exercise price of a stock appreciation right will not be less than the fair market value of the common stock on the date the stock appreciation right is granted. If granted with a stock option, exercise of stock appreciation rights will result in the surrender of the right to purchase the shares under the option as to which the stock appreciation rights were exercised. Upon exercising a stock appreciation right, the holder receives for each share for which the stock appreciation right is exercised, an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Payment of that amount may be made in shares of common stock, cash, or a combination of cash and common stock, as determined by the Compensation Committee. The stock appreciation rights will not be exercisable within six months of the date of grant. The term of a stock appreciation right grant may not exceed ten years, and no consideration is received by us for granting stock appreciation rights.

Restricted Stock

The 1993 Stock and Incentive Plan provides that shares of common stock subject to specific restrictions may be awarded to eligible individuals as determined by the Compensation Committee. These awards are subject to the 32,000,000 share limit on the total number of shares that may be issued under the 1993 Stock and Incentive Plan in the form of restricted stock, restricted stock units or performance awards. The Compensation Committee will determine the nature and extent of the restrictions on the shares, the duration of the restrictions, and any circumstance under which restricted shares will be forfeited. With a limited exception, the restriction period may not be less than three years from the date of grant. During the period of restriction, recipients will have the right to receive dividends and the right to vote the shares.

Restricted Stock Units

The 1993 Stock and Incentive Plan authorizes the Compensation Committee to grant restricted stock units. A restricted stock unit is a unit evidencing the right to receive one share of common stock or an equivalent cash value equal to the fair market value of a share of common stock. These awards are subject to the 32,000,000 share limit on the total number of shares that may be issued under the 1993 Stock and Incentive Plan in the form of restricted stock, restricted stock units or performance awards. The Compensation Committee will determine the nature and extent of the restrictions on the restricted stock units, the duration of the restrictions, and any circumstance under which restricted stock units will be forfeited. With a limited exception, the restriction period may not be less than three years from the date of grant. The Compensation Committee may provide for the payment of dividend equivalents during the period of restriction, but recipients will not have the right to receive actual dividends or to vote the shares underlying the restricted stock units.

Performance Awards

The 1993 Stock and Incentive Plan permits the Compensation Committee to grant performance awards to eligible individuals. Performance awards are awards that are contingent on the achievement of one or more performance measures. Performance awards may be settled in cash or stock, as determined by the Compensation Committee. These awards are subject to the 32,000,000 share limit on the total number of shares that may be issued under the 1993 Stock and Incentive Plan in the form of restricted stock, restricted stock units or stock-based performance awards. The cash value (determined as of the date of grant) of any performance award that is not denominated in stock granted to any one participant in a calendar year may not exceed $5,000,000.

The performance criteria that may be used by the Compensation Committee in granting performance awards consist of objective tests based on the following:

• earnings	• cash value added performance
• cash flow	• stockholder return and/or value
• customer satisfaction	• operating profits (including EBITDA)
• revenues	• net profits
• financial return ratios	• earnings per share
• profit return and margins	• stock price
• market share	• cost reduction goals
• working capital	• debt to capital ratio

The Compensation Committee may select one criterion or multiple criteria for measuring performance. The measurement may be based on our overall corporate performance, based on subsidiary or business unit performance, or based on comparative performance with other companies or other external measures of selected performance criteria. The Compensation Committee will also determine the length of time over which performance will be measured and the effect of a recipient’s death, disability, retirement or other termination of service during the performance period.

Stock Value Equivalent Awards

The 1993 Stock and Incentive Plan permits the Compensation Committee to grant stock value equivalent awards to eligible individuals. Stock value equivalent awards are rights to receive the fair market value of a specified number of shares of common stock, or the appreciation in the fair market value of the shares, over a specified period of time, pursuant to a vesting schedule, all as determined by the Compensation Committee. Payment of the vested portion of a stock value equivalent award shall be made in cash, based on the fair market value of the common stock on the payment date. The Compensation Committee will also determine the effect of a recipient’s death, disability, retirement or other termination of service during the applicable period.

Change-in-Control

In the event of a corporate change, unless an award document otherwise provides, as of the corporate change effective date, the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;

•	any restrictions on restricted stock awards or restricted stock unit awards shall immediately lapse;

•	all performance measures upon which an outstanding performance award is contingent shall be deemed achieved and the holder shall receive a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated to the corporate change effective date; and

•	any outstanding cash awards including, but not limited to, stock value equivalent awards, shall immediately vest and be paid based on the vested value of the award.

Federal Income Tax Treatment

The following summarizes the current U.S. federal income tax consequences generally arising for awards under the 1993 Stock and Incentive Plan.

A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, we will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, we will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition.

A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise. The income equals the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding tax deduction for the same amount.

The grant of a stock appreciation right will produce no U.S. federal tax consequences for the participant or us. The exercise of a stock appreciation right results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to us.

A participant who has been granted an award of restricted shares of common stock or an award of restricted stock units will not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares or cash received at that time over the amount, if any, paid for the shares. We will be entitled to a corresponding tax deduction. Dividends on restricted stock paid to the participant during the restriction period will also be compensation income to the participant and will be deductible as compensation expense by us.

A participant who has been granted a performance award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and we will be entitled to a corresponding tax deduction.

The grant of a stock value equivalent award produces no U.S. federal income tax consequences for the participant or us. The payment of a stock value equivalent award results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the common stock on the payment date. We are entitled to a corresponding tax deduction for the same amount.

We may deduct any taxes required by law to be withheld in connection with any award.

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals or (iii) restrictions on acceleration of payouts, will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with section 409A may result in the early taxation (plus interest) to the holder of deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a change in control, an unforeseen emergency (other than death, each as defined under section 409A) or at a specified time. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for the reasons specified above may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Based on current guidance, awards of the type we have historically granted would satisfy the requirements of section 409A, and we expect that we will be able to structure future awards in a manner that complies with section 409A.

The Board of Directors recommends a vote FOR the reapproval of the material terms of performance goals under the 1993 Stock and Incentive Plan.

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STOCKHOLDER PROPOSAL ON HUMAN RIGHTS POLICY

(Item 4)

The Sisters of Charity of the Blessed Virgin Mary (the “Sisters”), located at 205 W. Monroe, Suite 500, Chicago, IL 60606-5062, has notified Halliburton that they intend to present the resolution set forth below to the Annual Meeting for action by the stockholders. Their supporting statement for the resolution, along with the Board’s statement in opposition, is set forth below. As of December 8, 2006, the Sisters beneficially owned 100 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

Develop and Adopt Human Rights Policy
2007 — Halliburton Company

Whereas: Halliburton is one of the world’s largest providers of products and services to the oil and gas industries and has operations globally. For example, the 2006 Halliburton Corporate Sustainability Report states “Halliburton Energy Services Group is a global oilfield services company with 45,000 employees in 70 countries.”

Corporations operating in countries with civil conflict, weak rule of law, endemic corruption, poor labor and environmental standards face serious risks to reputation and shareholder value when they are seen as responsible for, or complicit in, human rights violations.

Worldwide, 99 companies have adopted explicit human rights policies addressing a company’s responsibility to the communities and societies where they operate. (www.business-humanrights.org, November, 2006)

Our company’s Code of Business Conduct does not address major corporate responsibility issues, such as, human rights. Without a human rights policy, our company faces reputational risks by operating in countries, such as China, where the rule of law is weak and human rights abuses are well documented. (U.S. State Department Country Human Rights Reports 2005; http://www.state.gov/g/drl/rls/hrrpt/2005)

Negative publicity hurts our company’s reputation and has the potential to impact shareholder value. Halliburton former subsidiary KBR has been linked to trafficking-related concerns, including substandard living conditions, extremely low wages and confiscating employee passports. (Chicago Tribune, 12-05; UPI, 4-25-06)

We recommend our company base its human rights policies on the Universal Declaration of Human Rights, the International Labor Organization’s Core Labor Standards, and the United Nations Norms on the Responsibilities of Transnational Corporations and Other Business Enterprises with Regard to Human Rights. (http://www1.umn.edu/humanarts/links/commentary.Aug2003.html)

Resolved: Shareholders request management to review its policies related to human rights to assess areas where the company needs to adopt and implement additional policies and to report its findings, omitting proprietary information and prepared at reasonable expense, by December 2008.

Supporting Statement:

We recommend the review include:

1. A risk assessment to determine the potential for human rights abuses in locations, such as the Middle East and other war-torn areas, where the company operates.

2. A report on the current system in place to ensure that the company’s contractors and suppliers are implementing human rights policies in their operations, including monitoring, training, addressing issues of non-compliance and assurance that trafficking-related concerns have been addressed.

3. Halliburton’s strategy of engagement with internal and external stakeholders.

We urge you to vote FOR this proposal.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

We operate in over 70 countries around the world with stockholders, customers, partners, suppliers and employees that represent virtually every race or national origin and an associated multitude of religions, cultures, customs, political philosophies and languages.

We must, and do, respect such diversity. In this regard we hope to help improve the quality of life wherever we do business by serving as a developer of natural resources.

We have long addressed many of the issues that fall under the umbrella of human rights, such as employment practices, nondiscrimination in employment, health and safety, and security of employees and company facilities. Our support of these issues is clearly communicated in our Code of Business Conduct, which is available on our website at www.halliburton.com/Default.aspx?navid=344&pageid=731. Our Code of Business Conduct, as well as our employee policies and guidelines, substantially incorporate laws and ethical principles including those pertaining to freedom of association, non-discrimination, privacy, collective bargaining, immigration and wages and hours. In some instances, our policies provide protections beyond what is required by law.

A brief description of applicable policies within our Code of Business Conduct include the following:

•	Company Policy 3-0001, General Policy Regarding Laws and Business Conduct, requires employees and agents to observe high standards of business and personal ethics and to treat those that we deal with in a courteous and respectful manner. It is our policy not to discriminate against employees, stockholders, directors, customers or suppliers on account of race, color, age, sex, sexual orientation, religion, or national origin except as may be required by applicable law.

•	Company Policy 3-0002, Equal Employment Opportunity, establishes and communicates our policy on equal employment opportunity. We endeavor to create a workforce that is a reflection of the diverse population of the communities in which we operate.

•	Company Policy 3-0004, Internal Accounting Controls, Procedures & Records, establishes guidelines and procedures related to keeping books and records that in reasonable detail accurately and fairly reflect our transactions and dispositions of assets.

•	Company Policy 3-0005, Sensitive Transactions, establishes and communicates our position regarding sensitive transactions and requires that transactions are executed, and access to assets is permitted, only in accordance with management’s authorization. Our employees are strictly prohibited from paying any bribe, kickback or other similar unlawful payment to, or otherwise entering into a sensitive transaction with, any public official, political party or official, candidate for public office or other individual, in any country, to secure any contract, concession or other favorable treatment.

•	Company Policy 3-0013, Antitrust & Competition Laws, provides guidelines for compliance with all applicable antitrust and competition laws.

•	Company Policy 3-0014, Health, Safety, and Environment, establishes and communicates our policy concerning the protection of the health and safety of our employees and other persons affected by our business activities and the prevention of environmental pollution with respect to our business activities and operations. We continuously evaluate the health, safety and environmental aspects of our products and services.

•	Company Policy 3-0016, Harassment, establishes and communicates our policy prohibiting harassment, which depending on the facts and circumstances, may include verbal or written harassment, physical harassment, sexual harassment, and racial harassment.

In addition to our Code of Business Conduct, we have Corporate Policy 3-1573, Minimum Employment Age Requirement, which establishes that we will not employ anyone, in any capacity, who is under the age of 18 years, except where this minimum employment age requirement is superseded by local law. Where local law supersedes our policy, we will not assign employees under the age of 18 to dangerous or hazardous occupations.

We believe that because we maintain and enforce these policies, it is not necessary to adopt an explicit policy on human rights. It is our view that we treat our employees and others in the communities within which we operate in compliance with the values that would be expressed in a policy on human rights.

Our employees around the world are actively involved in many activities that benefit their local communities. Many locations have active employee volunteer councils providing assistance to a myriad of charitable causes. Information about specific examples of these community service activities is provided on our website at www.halliburton.com/Default.aspx?navid=364&pageid=993. We are very proud of the positive contribution being made by thousands of our employees in various communities where they live and work.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

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STOCKHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS

(Item 5)

The Office of the Comptroller of New York City, located at 1 Centre Street, New York, NY 10007-2341, has notified Halliburton that it intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. The Office of the Comptroller of New York City is the custodian and trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund and custodian of the New York City Board of Education Retirement Systems (the “Funds”). The Funds’ supporting statement for the resolution, along with the Board’s statement in opposition, is set forth below. As of December 13, 2006, the Funds beneficially owned 2,830,970 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

Stockholder Proposal — Corporate political contributions and trade association payments

Resolved, that the shareholders of Halliburton (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1. Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a. An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b. Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c. The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Halliburton, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy and in the best interest of the Company and its shareholders. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

Halliburton contributed at least $44,500 and possibly more in corporate funds since the 2002 election cycle. (National Institute on Money in State Politics, available at http://www.followthemoney.org/index.phtml)

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even corporate management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Pfizer, Dell, Aetna and American Electric Power that support political disclosure and accountability and disclose this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support FOR this critical governance reform.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

Halliburton is committed to complying with the letter and spirit of all laws and regulations governing political contributions and adhering to the highest standards of ethics and transparency in engaging in any political activities. The Board believes that it is in our best interests and those of our stockholders that we participate in the political process by engaging in a government relations program to educate and inform public officials about our position on issues significant to our business. Although we believe that political contributions represent a valuable element of that program, it is important to note that the vast majority of company-related political contributions, including contributions to federal officials, come from funds that are voluntarily contributed by employees to Halliburton’s political action committee (HALPAC), not from corporate funds.

The activities of HALPAC are subject to regulation by the federal government, including detailed disclosure requirements. For example, as required by federal law, HALPAC files monthly reports with the Federal Election Commission (FEC) reporting all political contributions, and also files pre-election and post-election FEC reports. Moreover, all political contributions over $200.00 are required to be disclosed and the identity of the donor and the recipient are available to any member of the public from the FEC.

Political contributions by HALPAC and us are also subject to regulation at the state government level. And although some states permit corporate contributions to candidates of political parties, all states require that recipients of any political contributions from HALPAC must generally disclose the identity of donors and the dollar amount of the contributions. Accordingly, the Board believes that additional reports requested in the proposal would result in an unnecessary and unproductive use of our time and resources.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

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STOCKHOLDER PROPOSAL ON HUMAN RIGHTS BOARD COMMITEE

(Item 6)

Harrington Investments, Inc., located at P.O. Box 6108, Napa, California 94581, has notified Halliburton that it intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. Their supporting statement for the resolution, along with the Board’s statement in opposition, is set forth below. As of November 30, 2007, Harrington Investments beneficially owned 200 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

Resolved: To amend the By-laws inserting the following paragraphs at the end of Section 18:

There is established a Board Committee on Human Rights, which is created and authorized to review the implications of the Corporation’s policies, above and beyond matters of legal compliance, for the human rights of individuals in the United States and worldwide.

The Board of Directors is authorized in it’s discretion consistent with these By-laws, the Articles of Incorporation and applicable law to (1) select the members of the Board Committee on Human Rights, (2) provide said committee with funds for operating expenses, (3) adopt regulations or guidelines to govern said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, including but not limited to an annual report on the implications of the Corporations’ policies, above and beyond matters of legal compliance, for the human rights of individuals in the United States and worldwide, and (5) any other measures within the Board’s discretion consistent with these By-laws, the Articles of Incorporation and applicable law.

Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the Corporation. The Board Committee on Human Rights shall not incur any costs to the Corporation except as authorized by the Board of Directors.

Supporting Statement

The proposed By-law would rectify important failures of corporate governance by establishing a Board Committee on Human Rights. This committee would review and make policy recommendations regarding human rights issues raised by the Corporation’s activities and policies. We believe the proposed Board Committee on Human Rights could be an effective mechanism for addressing the human rights implications of the Corporation’s activities and policies as they emerge anywhere in the world. In defining “human rights,” proponents suggest that the Committee could use the United States Bill of Rights and the Universal Declaration of Human Rights as nonbinding benchmarks or reference documents.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

We have already implemented policies, practices and procedures that demonstrate our commitment to human rights, and believe that establishing an additional committee would detract from the Board’s performance of its other responsibilities.

We take human rights seriously and strive to promote within our work force, among other things, the improvement of working conditions, personal freedoms and diversity. Our standard business practices require adherence to local, state, federal and international laws and regulations on labor and environmental matters and enforcement of our long-standing Code of Business Conduct, which requires our employees to comply with laws in the numerous countries in which we operate. Our Code of Business Conduct is available on our website at www.halliburton.com/Default.aspx?navid=344&pageid=731.

In addition, we maintain common standards for our worldwide operations that are designed to promote a healthy environment, and prohibit any mistreatment of persons on the basis of several factors including race, color, age, sex, sexual orientation, religion, or national origin. Our Code of Business Conduct, as well as our employee policies and guidelines, substantially incorporate laws and ethical principles including those pertaining to freedom of association, non-discrimination, privacy, collective bargaining, immigration and wages and hours. In some instances, our policies provide protections beyond what is required by law. Additionally, we train employees worldwide on these policies. We have a helpline that enables employees to report concerns, and we respond to all reports as appropriate. In addition, we have established lines of communication through which employees, management and stockholders are able to raise concerns to our Board that obviate the need for a dedicated committee.

We believe that our management, with their day-to-day involvement in our business operations and their detailed understanding of the legislative and regulatory landscape of the countries in which we operate, continues to be in the best position to assess these matters and to make informed judgments as to what practices and policies are most likely to promote the interests of Halliburton, its employees and our stockholders. We think that our existing, and continually evolving, policies, practices and procedures effectively address the concerns contained in the proposal and that there is no need to spend additional time and expense on the establishment and operation of a Board committee with such a narrow focus.

Formation and oversight of an additional and unnecessary committee would distract the Board from its other responsibilities to us and our stockholders and could interfere with the Board’s ability to appropriately focus on and manage our affairs.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

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ADDITIONAL INFORMATION

Advance Notice Procedures

Under our By-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to Halliburton (containing the information specified in the By-laws) not less than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting, or by February 20, 2009. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in Halliburton’s proxy statement. This advance notice requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these procedures.

Proxy Solicitation Costs

The proxies accompanying this proxy statement are being solicited by Halliburton. The cost of soliciting proxies will be borne by Halliburton. We have retained Georgeson Inc. to aid in the solicitation of proxies. For these services, we will pay Georgeson a fee of $12,500 and reimburse it for out-of-pocket disbursements and expenses. Officers and regular employees of Halliburton may solicit proxies personally, by telephone or other telecommunications with some stockholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers and others for their reasonable expenses in forwarding proxies and proxy material to beneficial owners of Halliburton’s stock.

Stockholder Proposals for the 2009 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2009 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Halliburton’s Vice President and Corporate Secretary at 5 Houston Center, 1401 McKinney Street, Suite 2400, Houston, Texas 77010, no later than December 8, 2008. The 2009 Annual Meeting will be held on May 20, 2009.

OTHER MATTERS

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting for action by stockholders, it is intended that proxies will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

By Authority of the Board of Directors,

Sherry D. Williams
Vice President and Corporate Secretary

April 7, 2008

Appendix A

CORPORATE GOVERNANCE GUIDELINES

Revised as of July 11, 2007

The Board of Directors believes that the primary responsibility of the Directors is to provide effective governance over Halliburton’s affairs for the benefit of its stockholders. That responsibility includes:

•	Evaluating the performance of the Chief Executive Officer and taking appropriate action, including removal, when warranted;
•	Fixing the Chief Executive Officer’s compensation for the next year based upon a recommendation from the Compensation Committee;
•	Selecting, evaluating and fixing the compensation of executive management of Halliburton and establishing policies regarding the compensation of other members of management;
•	Reviewing succession plans and management development programs for members of executive management;
•	Reviewing and approving periodically long-term strategic and business plans and monitoring corporate performance against such plans;
•	Adopting policies of corporate conduct, including compliance with applicable laws and regulations and maintenance of accounting, financial, disclosure and other controls, and reviewing the adequacy of compliance systems and controls;
•	Evaluating annually the overall effectiveness of the Board; and
•	Reviewing matters of corporate governance.

The Board has adopted these Guidelines to assist it in the exercise of its responsibilities. These Guidelines are reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to the operation of the Board.

Operation of the Board — Meetings

1. Chairman of the Board and Chief Executive Officer. The Board believes that, under normal circumstances, the Chief Executive Officer of Halliburton should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to the Board for the overall management and functioning of Halliburton.

2. Lead Director. The Lead Director is elected by and from the independent outside Directors. The Lead Director of the Board shall preside at each executive session of the outside Directors and, in his or her absence, the outside Directors shall select one of their number to preside. The Lead Director is responsible for periodically scheduling and conducting separate meetings and coordinating the activities of the outside Directors, providing input into agendas for Board meetings and performing various other duties as may be appropriate, including advising the Chairman of the Board.

3. Executive Sessions of Outside Directors. During each regular Board meeting, the outside Directors meet in scheduled executive sessions, presided over by the Lead Director.

Each December, in executive session, the Lead Director shall manage the discussion related to evaluating the performance of the Chief Executive Officer. In evaluating the Chief Executive Officer, the outside Directors take into consideration the executive’s performance in both qualitative and quantitative areas, including:

•	leadership and vision;
•	integrity;
•	keeping the Board informed on matters affecting Halliburton and its operating units;
•	performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals);
•	development and implementation of initiatives to provide long-term economic benefit to Halliburton;
•	accomplishment of strategic objectives; and
•	development of management.

The evaluation will be communicated to the Chief Executive Officer by the Lead Director and reviewed by the Compensation Committee in the course of its deliberations before it provides a recommendation to the full Board of Directors for the Chief Executive Officer’s compensation for the next year.

4. Attendance of Non-Directors at Board Meetings. The Chief Financial Officer and the General Counsel will be present during Board meetings, except where there is a specific reason for one or both of them to be excluded. In addition, the Chairman of the Board may invite one or more members of management to be in regular attendance at Board meetings and may include other officers and employees from time to time as appropriate to the circumstances.

5. Frequency of Board Meetings. The Board has five regularly scheduled meetings per year. Special meetings are called as necessary. It is the responsibility of the Directors to attend the meetings.

6. Board Access to Management. Directors have open access to Halliburton’s management, subject to reasonable time constraints. In addition, members of Halliburton’s executive management routinely attend Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. The Board encourages executive management to bring managers into Board or Committee meetings and other scheduled events who (a) can provide additional insight into matters being considered or (b) represent managers with future potential whom executive management believe should be given exposure to the members of the Board.

7. Board Access to Independent Advisors. The Board has the authority to retain, set terms of engagement and dismiss such independent advisors, including legal counsel or other experts, as it deems appropriate, and to approve the fees and expenses of such advisors.

8. Long-term Plans. Long-term strategic and business plans will be reviewed annually at one of the Board’s regularly scheduled meetings.

9. Selection of Agenda Items for Board Meetings. The Chairman of the Board and Chief Executive Officer prepares a draft agenda for each Board meeting and the agenda and meeting schedule are submitted to the Lead Director for approval. The other Board members are free to suggest items for inclusion on the agenda and each Director is free to raise at any Board meeting subjects that are not on the agenda.

10. Board/Committee Forward Agenda. A forward agenda of matters requiring recurring and focused attention by the Board and each Committee will be prepared and distributed prior to the beginning of each calendar year in order to ensure that all required actions are taken in a timely manner and are given adequate consideration.

11. Information Flow; Advance Review of Meeting Materials. In advance of each Board or Committee meeting, a proposed agenda will be distributed to each Director. In addition, to the extent feasible or appropriate, information and data important to the Directors’ understanding of the matters to be considered, including background summaries and presentations to be made at the meeting, will be distributed in advance of the meeting. Information distributed to the Directors is approved by the Lead Director. Directors also routinely receive monthly financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of Halliburton’s business, performance and prospects. It is each Director’s responsibility to review the meeting materials and other information provided by Halliburton.

Board Structure

1. Two-thirds of the Members of the Board Must Be Independent Directors. The Board believes that as a matter of policy two-thirds of the members of the Board should be independent Directors. In order to be independent, a Director cannot have a material relationship with Halliburton. A Director will be considered independent if he or she:

•	has not been employed by Halliburton or its affiliate in the preceding three years and no member of the Director’s immediate family has been employed as an executive officer of Halliburton or its affiliates in the preceding three years;

•	has not received, and does not have an immediate family member that has received for service as an executive officer of Halliburton, within the preceding three years, during any twelve-month period, more than $100,000 in direct compensation from Halliburton, other than director’s fees, committee fees or pension or deferred compensation for prior service;

•	is not (A) a current partner of Halliburton’s independent auditor, (B) is not a current employee of Halliburton’s independent auditor and (C) was not during the past three calendar years a partner or employee of Halliburton’s independent auditor and personally worked on Halliburton’s audit;

•	does not have an immediate family member who (A) is a current partner of Halliburton’s independent auditor, (B) is a current employee of Halliburton’s independent auditor who participates in that firm’s audit, assurance or tax compliance (but not tax planning) practice and (C) was during the past three calendar years, a partner or employee of Halliburton’s independent auditor and personally worked on Halliburton’s audit;

•	has not been an employee of a customer or supplier of Halliburton or its affiliates and does not have an immediate family member who is an executive officer of such customer or supplier that makes payments to, or receives payments from, Halliburton or its affiliates in an amount which exceeds the greater of $1 million or 2% of such customer’s or supplier’s consolidated gross revenues within any of the preceding three years;

•	has not been within the preceding three years part of an interlocking directorate in which the Chief Executive Officer or another executive officer of Halliburton serves on the compensation committee of another corporation that employs the Director, or an immediate family member of the Director, as an executive officer.

The definition of independence and compliance with this policy will be reviewed periodically by the Nominating and Corporate Governance Committee. All Directors complete independence questionnaires at least annually and the Board makes determinations of the independence of its members.

The Board believes that employee Directors should number not more than 2. While this number is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, employee Directors should be limited only to those officers whose positions or potential make it appropriate for them to sit on the Board.

2. Size of the Board. The Board believes that, optimally, the Board should number between 10 and 14 members. The By-laws prescribe that the number of Directors will not be less than 8 nor more than 20.

3. Service of Former Chief Executive Officers and Other Former Employees on the Board. Employee Directors shall retire from the Board at the time of their retirement as an employee unless continued service as a Director is requested and approved by the Board.

4. Annual Election of All Directors. As provided in Halliburton’s By-laws, all Directors are elected annually by the majority of votes cast, unless the number of nominees exceeds the number of Directors to be elected, in which event the Directors shall be elected by a plurality vote. Should a Director’s principal title change during the year, he or she must submit a letter of Board resignation to the Chairman of the Nominating and Corporate Governance Committee who, with the full Committee, shall have the discretion to accept or reject the letter.

5. Board Membership Criteria. Candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

•	Personal characteristics:

•	highest personal and professional ethics, integrity and values;

•	an inquiring and independent mind; and

•	practical wisdom and mature judgment.

•	Broad training and experience at the policy-making level in business, government, education or technology.

•	Expertise that is useful to Halliburton and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.

•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.

•	Commitment to serve on the Board for several years to develop knowledge about Halliburton’s principal operations.

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to Halliburton and its stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates.

6. Process for the Selection of new Directors. The Board is responsible for filling vacancies on the Board that may occur between annual meetings of stockholders. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, Halliburton management, and stockholders. The Committee may retain an independent executive search firm to identify candidates for consideration. A stockholder who wishes to recommend a prospective candidate should notify Halliburton’s Corporate Secretary, as described in our proxy statement. The Nominating and Corporate Governance Committee also considers whether to nominate persons put forward by stockholders pursuant to Halliburton’s By-laws relating to stockholder nominations.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed in item 5 above. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board of Directors which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

7. Director Tenure. The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, will review each Director’s continuation on the Board annually in making its recommendation to the Board concerning his or her nomination for election or reelection as a Director. As a condition to being nominated by the Board to continue to serve as a Director, each incumbent Director nominee will be required to sign and deliver to the Board an irrevocable letter of resignation in a form satisfactory to the Board that is deemed tendered as of the date of the certification of the election results for any Director nominee who fails to achieve a majority of the votes cast at an election of Directors. The letter of resignation is limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election of Directors and such resignation shall only be effective upon acceptance by the Board of Directors. Each nominee who is not an incumbent Director shall agree upon his or her election as a Director to sign and deliver to the Board such irrevocable letter of resignation. Further, the Board shall fill vacancies and new directorships only with candidates who agree to tender promptly following their appointment as a Director, a letter of resignation as described above. The Board’s expectation is that any Director whose resignation has been tendered as described in this section will abstain from participation in both the Nominating and Corporate Governance Committee’s consideration of the resignation, if they are a member of that committee, and the Board’s decision regarding the resignation. There are no term limits on Directors’ service, other than mandatory retirement.

8. Director Retirement. It is the policy of the Board that each outside Director shall retire from the Board immediately prior to the annual meeting of stockholders following his or her seventy-second birthday. Employee Directors shall retire at the time of their retirement from employment with Halliburton unless continued service as a Director is approved by the Board.

9. Director Compensation Review. It is appropriate for executive management of Halliburton to report periodically to the Nominating and Corporate Governance Committee on the status of Halliburton’s Director compensation practices in relation to other companies of comparable size and Halliburton’s competitors.

10. Changes.  Changes in Director compensation, if any, should come upon the recommendation of the Nominating and Corporate Governance Committee, but with full discussion and concurrence by the Board.

11. General Principles for Determining Form and Amount of Director Compensation. The Nominating and Corporate Governance Committee annually reviews the competitiveness of Halliburton’s Director compensation practices. In doing so, the Committee compares Halliburton’s practices with those of its comparator group, which includes both peer and general industry companies. Specific components reviewed include: cash compensation, equity compensation, benefits and perquisites. Information is gathered directly from published proxy statements of comparator group companies. Additionally, the Committee utilizes external market data gathered from a variety of survey sources to serve as a reference point against a broader group of companies. Determinations as to the form and amount of Director compensation are based on Halliburton’s competitive position resulting from this review.

12. Conflicts of Interest. If an actual or potential conflict of interest develops because of significant dealings or competition between Halliburton and a business with which the Director is affiliated, the Director should report the matter immediately to the Chairman of the Board for evaluation by the Board. A significant conflict must be resolved or the Director should resign.

If a Director has a personal interest in a matter before the Board, the Director shall disclose the interest to the full Board and excuse himself or herself from participation in the discussion and shall not vote on the matter.

13. Board Attendance at Annual Meeting. It is the policy of the Board that all Directors attend the Annual Meeting of Stockholders and Halliburton’s annual proxy statement shall state the number of Directors who attended the prior year’s Annual Meeting.

Committees of the Board

1. Number and Types of Committees. A substantial portion of the analysis and work of the Board is done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which he or she is appointed.

The Board has established the following standing Committees: Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance. Each Committee’s charter is to be reviewed periodically by the Committee and the Board.

2. Composition of Committees. It is the policy of the Board that only outside Directors serve on Board Committees. Further, only independent Directors serve on the Audit; Compensation; and the Nominating and Corporate Governance Committees.

A Director who is part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another Halliburton executive officer serves on the board of another corporation that employs the Director) may not serve on the Compensation Committee. The composition of the Board Committees will be reviewed annually to ensure that each of its members meet the criteria set forth in applicable SEC, NYSE and IRS rules and regulations.

3. Assignment and Rotation of Committee Members. The Nominating and Corporate Governance Committee, with direct input from the Chief Executive Officer, recommends annually to the Board the membership of the various Committees and their Chairmen and the Board approves the Committee assignments. In making its recommendations to the Board, the Committee takes into consideration the need for continuity; subject matter expertise; applicable SEC, IRS or NYSE requirements; tenure; and the desires of individual Board members.

4. Frequency and Length of Committee Meetings. Each Committee shall meet as frequently and for such length of time as may be required to carry out its assigned duties and responsibilities. The schedule for regular meetings of the Board and Committees for each year is submitted and approved by the Board in advance. In addition, the Chairman of a Committee may call a special meeting at any time if deemed advisable.

5. Committee Agendas; Reports to the Board. Members of management and staff will prepare draft agenda and related background information for each Committee meeting which, to the extent desired by the relevant Committee Chairman, will be reviewed and approved by the Committee Chairman in advance of distribution to the other members of the Committee. A forward agenda of recurring topics to be discussed during the year will be prepared for each Committee and furnished to all Directors. Each Committee member is free to suggest items for inclusion on the agenda and to raise at any Committee meeting subjects that are not on the agenda for that meeting.

Reports on each Committee meeting are made to the full Board. All Directors are furnished copies of each Committee’s minutes.

Other Board Practices

1. Director Orientation and Continuing Education. An orientation program has been developed for new Directors which includes comprehensive information about Halliburton’s business and operations; general information about the Board and its Committees, including a summary of Director compensation and benefits; and a review of Director duties and responsibilities. Halliburton provides continuing education courses several times per year on business unit product and service line operations.

2. Board Interaction with Institutional Investors and Other Stakeholders. The Board believes that it is executive management’s responsibility to speak for Halliburton. Individual Board members may, from time to time, meet or otherwise communicate with outside constituencies that are involved with Halliburton. In those instances, however, it is expected that Directors will do so only with the knowledge of executive management and, absent unusual circumstances, only at the request of executive management.

3. Stockholder Communications with Directors. To foster better communication with Halliburton’s stockholders, Halliburton established a process for stockholders to communicate with the Audit Committee and the Board of Directors. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the NYSE, and the SEC. The methods of communication with the Board include mail (Board of Directors c/o Director of Business Conduct, Halliburton Company, 1401 McKinney, Suite 1400, Houston, Texas 77010, USA), a dedicated telephone number (888-312-2692 or 770-613-6348) and an e-mail address (BoardofDirectors@halliburton.com). Information regarding these methods of communication is also on Halliburton’s website, www.halliburton.com, under “Corporate Governance”.

Halliburton’s Director of Business Conduct, a Company employee, reviews all stockholder communications directed to the Audit Committee and the Board of Directors. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Lead Director is promptly notified of any other significant stockholder communications and communications addressed to a named Director is promptly sent to the Director. A report summarizing all communications is sent to each Director quarterly and copies of communications are available for review by any Director.

4. Periodic Review of These Guidelines. The operation of the Board of Directors is a dynamic and evolving process. Accordingly, these Guidelines will be reviewed periodically by the Nominating and Corporate Governance Committee and any recommended revisions will be submitted to the full Board for consideration.

Approved as revised: Halliburton Company
Board of Directors
July 11, 2007

Supersedes previous version dated
October 19, 2006

Appendix B

CORPORATE POLICY
SERVICES OF INDEPENDENT PUBLIC ACCOUNTANTS

Purpose:

To establish the policy of Halliburton Company, its subsidiaries and affiliates (the “Company”) with respect to (1) the types of services that may be provided by the independent public accounting firm appointed to audit the financial statements of Halliburton Company (the “Principal Independent Public Accountants”) and (2) the approval of all services provided by the Principal Independent Public Accountants and all audit services provided by other independent public accountants.

General:

This Policy is intended to assist management, the Audit Committee and the Board of Directors in carrying out their respective responsibilities to ensure that (1) the independence of the Principal Independent Public Accountants is not impaired, (2) no prohibited services are provided by the Principal Independent Public Accountants and (3) that all services provided by the Principal Independent Public Accountants and all audit services provided by independent public accountants other than the Principal Independent Public Accountants are pre-approved by the Audit Committee. Nothing herein shall be deemed to amend or restrict the Audit Committee Charter, to restrict the authority of the Audit Committee to appoint, compensate, retain and oversee the work of the Principal Independent Public Accountants and audit services work of other independent public accountants or to alter in any way the responsibilities of the Audit Committee, the Principal Independent Public Accountants, other independent public accountants and management as set forth in the Audit Committee Charter or as required under applicable laws, rules or regulations as they relate to the matters covered herein.

Policy:

1.	The services (“Permitted Services”) which can be performed for the Company by the Principal Independent Public Accountants will be categorized as follows consistent with rules of the Securities and Exchange Commission (the “SEC”) pertaining to fee disclosure:

•	Audit;
•	Audit-Related;
•	Tax; and
•	All Other.

2.	Audit services include:

•	audit of financial statements that are filed with the SEC;
•	quarterly reviews;
•	statutory audits;
•	comfort letters;
•	consents;
•	review of registration statements;
•	Sarbanes-Oxley Section 404 attestations;
•	accounting research for completed transactions;
•	tax or information technology control assistance for Audit services; and
•	such other services as the SEC may, from time to time, deem to constitute Audit services.

3.	Audit-Related services include:

•	employee benefit plan audits;
•	due diligence assistance;
•	accounting research on proposed transactions;
•	assistance with regulatory matters involving the SEC and Public Company Accounting Oversight Board (“PCAOB”), environmental compliance, and project bidding or execution; and
•	other audit or attest services required by regulatory authorities.

4.	Tax services include:

•	preparation of original and amended tax returns, claims for refund and tax payment-planning services;
•	tax planning and tax advice, which includes assistance with tax audits and appeals, tax advice relating to proposed transactions, employee benefit plans and requests for rulings or technical advice from taxing authorities; and
•	global tax compliance and advisory services for expatriate employees.

Notwithstanding the above, Tax services will not include representation before a tax court, district court or U.S. federal court of claims.

5.	Other services include:

•	special investigations to assist the Audit Committee or its counsel; and
•	other services that can be performed for the Company by the Principal Independent Public Accountants which are allowed by the rules of the SEC and PCAOB and are specifically approved by the Audit Committee or the Committee Designee (as defined below).

6.	The Audit Committee has determined that the Principal Independent Public Accountants providing Audit-Related services, Tax services and Other services is consistent with the maintenance of auditor independence. Accordingly, the Audit Committee is pre-approving as set forth in this Paragraph 6 the performance by the Principal Independent Public Accountants of the enumerated Permitted Services:

a.	Audit, Audit-Related and Tax services will be described in a plan submitted by the Principal Independent Public Accountants on an annual basis to the Audit Committee for approval in advance of the performance of services. The approved plan, together with any approved modifications or supplements to the plan, is referred to in this policy as the “Principal Independent Public Accountants Auditor Services Plan”;

b.	For Audit, Audit-Related and Tax services that are not included in the Principal Independent Public Accountants Auditor Services Plan, (1) any service the fees for which will be $150,000 or less are approved, and (2) any service the fees for which will be greater than $150,000 will require the specific approval of (a) the Audit Committee, or (b) the Chairman of the Audit Committee or another member of the Audit Committee designated by the Audit Committee or the Chairman of the Audit Committee (the “Committee Designee”); and

c.	Other services (1) the fees for which will be $50,000 or less are approved, and (2) the fees for which will be greater than $50,000 will require the specific approval of (a) the Audit Committee, or (b) the Committee Designee.

Any services of the Principal Independent Public Accountants (i) approved by the Committee Designee or (ii) pre-approved by the Audit Committee by virtue of this paragraph 6 but not included in the Principal Independent Public Accountants Auditor Services Plan will be reported to the full Audit Committee at its next regularly scheduled meeting.

7.	Any other Permitted Services to be provided by the Principal Independent Public Accountants not specifically listed under paragraphs 2 through 5 will require specific approval by the (a) Audit Committee or (b) Committee Designee.

8.	On a quarterly basis, the Principal Independent Public Accountants will furnish to the Audit Committee a report reflecting the Permitted Services approved year-to-date categorized as follows:

•	Audit fees;
•	Audit-Related fees;
•	Tax fees; and
•	All Other fees.

9.	For any Audit services to be provided by independent public accountants other than the Principal Independent Public Accountants, the Audit Committee is pre-approving as set forth in this Paragraph 9 the performance of Audit services by such independent public accountants as follows:

a.	Audit services will be described in a plan submitted by the Chief Accounting Officer on an annual basis to the Audit Committee for approval in advance of the performance of services. The approved plan, together with any approved modifications or supplements to the plan, is referred to in this policy as the “Other Auditor Services Plan”; and

b.	For Audit services that are not included in the Other Auditor Services Plan, (1) any service the fees for which will be $150,000 or less are approved, and (2) any service the fees for which will be greater than $150,000 will require the specific approval of (a) the Audit Committee, or (b) the Committee Designee.

Any Audit services to be provided by independent public accountants other than the Principal Independent Public Accountants which have been (i) approved by the Committee Designee or (ii) pre-approved by the Audit Committee by virtue of this paragraph 9 but not included in the Other Auditor Services Plan will be reported to the full Audit Committee at its next regularly scheduled meeting.

10.	The Principal Independent Public Accountants shall not be engaged to provide any service that would result in the Principal Independent Public Accountants:

•	functioning in the role of management;
•	auditing its own work; or
•	serving in an advocacy role.

Without limiting the generality of the previous sentence, the following “Prohibited Non-Audit Services” shall not be performed for the Company by the Principal Independent Public Accountants:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;
•	financial information systems design and implementation;
•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions or human resources;
•	broker-dealer, investment adviser, or investment banking services;
•	legal services;
•	expert services unrelated to the audit; and
•	any other service that the PCAOB or SEC determines, by regulation, is impermissible.

11.	The Company shall not hire any of the following individuals to fill a “financial reporting oversight role” (being a position where that person can influence the contents of Halliburton Company’s financial statements or anyone who prepares them, such as when the person is a member of the Board of Directors, or the chief executive officer, president, chief financial officer, chief operating officer, general counsel, chief accounting officer, corporate controller, director of internal audit, director of financial reporting, corporate treasurer, or any equivalent position for Halliburton Company) for a one year period following the completion of the annual audit for the Company:

•	lead partner for the audit;
•	concurring partner for the audit; or
•	any other member of the audit engagement team who provides more than ten hours of audit, review or attest services for the Company.

The Principal Independent Public Accountants will maintain a list of all members of the audit engagement team who fall into the categories described above and present such list to the Chief Accounting Officer on an annual basis.

The approval of the Chief Financial Officer is required before the Company extends an offer for a position to any current professional employees of the Principal Independent Public Accountants or to any professional employees who were employed by the Principal Independent Public Accountants within the past two years. The Chief Financial Officer will report to the Audit Committee as to any former professional employees of the Principal Independent Public Accountants who were hired by the Company during the previous quarter. Additionally, approval of the Audit Committee Chairman is required before the Company may hire any partner or former partner of the Principal Independent Public Accountants.

12.	Both the lead and concurring partners of the Principal Independent Public Accountants shall be rotated after five years of service and, upon rotation, are subject to a five year “time out” period. Other audit partners of the Principal Independent Public Accountants shall be rotated after seven years of service and, upon rotation, are subject to a two-year “time out” period. Audit partners shall mean partners on the audit engagement team who have responsibility for decision-making on significant auditing, accounting and reporting matters that affect the financial statements or who maintain regular contact with management and the Audit Committee. On an annual basis, the Principal Independent Public Accountants will report to the Audit Committee the names and status of rotation of all audit partners subject to rotation.

Approved as revised: Audit Committee of Halliburton Company
February 14, 2007

Supersedes previous version dated:
July 18, 2006

Other References:

1.  Halliburton Company Audit Committee Charter.

Appendix C

HALLIBURTON COMPANY
1993 STOCK AND INCENTIVE PLAN
AS AMENDED AND RESTATED FEBRUARY 16, 2006

I.  PURPOSE

The purpose of the Halliburton Company 1993 Stock and Incentive Plan (the “Plan”) is to provide a means whereby Halliburton Company, a Delaware corporation (the “Company”), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby selected employees can acquire and maintain stock ownership and receive cash awards, thereby strengthening their concern for the long-term welfare of the Company. The Plan is also intended to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. A further purpose of the Plan is to allow awards under the Plan to Non-employee Directors in order to enhance the Company’s ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Non-employee Director as provided herein. The Plan was established February 18, 1993, has been amended from time to time thereafter, and is hereby amended and restated effective as of February 16, 2006.

II.  DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award.

(b) “Award Document” means the relevant award agreement or other document containing the terms and conditions of an Award.

(c) “Beneficial Owners” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d) “Board” means the Board of Directors of Halliburton Company.

(e) “Change of Control Value” means, for the purposes of Paragraph (f) of Article XIII, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Award. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph (e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” means the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.

(h) “Common Stock” means the Common Stock, par value $2.50 per share, of the Company.

(i) “Company” means Halliburton Company, a Delaware corporation.

(j) “Corporate Change” shall conclusively be deemed to have occurred on a Corporate Change Effective Date if an event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Corporate Change” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(k) “Corporate Change Effective Date” shall mean:

(i) the first date that the direct or indirect ownership of 20% or more combined voting power of the Company’s outstanding securities results in a Corporate Change as described in clause (i) of such definition above; or

(ii) the date of the election of Directors that results in a Corporate Change as described in clause (ii) of such definition; or

(iii) the date of the merger or consideration that results in a Corporate Change as described in clause (iii) of such definition; or

(iv) the date of stockholder approval that results in a Corporate Change as described in clause (iv) of such definition.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported or, in the sole discretion of the Committee for purposes of determining the Fair Market Value of the Common Stock at the time of exercise of an Option or a Stock Appreciation Right, such Fair Market Value shall be the prevailing price of the Common Stock as of the time of exercise. If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(n) “Holder” means an employee or Non-employee Director of the Company who has been granted an Award.

(o) “Immediate Family” means, with respect to a particular Holder, the Holder’s spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).

(p) “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(q) “Minimum Criteria” means a Restriction Period that is not less than three (3) years from the date of grant of a Restricted Stock Award or Restricted Stock Unit Award.

(r) “Non-employee Director” means a member of the Board who is not an employee or former employee of the Company or its Subsidiaries.

(s) “Option” means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

(t) “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(u) “Optionee” means a Holder who has been granted an Option.

(v) “Parent Corporation” shall have the meaning set forth in Section 424(e) of the Code.

(w) “Performance Award” means an Award granted under Article XI of the Plan.

(x) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(y) “Plan” means the Halliburton Company 1993 Stock and Incentive Plan.

(z) “Restricted Stock Award” means an Award granted under Article IX of the Plan.

(aa) “Restricted Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb) “Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or an equivalent value equal to the Fair Market Value of a share of Common Stock (as determined by the Committee) that is restricted or subject to forfeiture provisions.

(cc) “Restricted Stock Unit Award” means as Award granted under Article X of the Plan.

(dd) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

(ee) “Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to the Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

(ff) “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(gg) “Stock Appreciation Right” means an Award granted under Article VIII of the Plan.

(hh) “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(ii) “Stock Value Equivalent Award” means an Award granted under Article XII of the Plan.

(jj) “Subsidiary” means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 20% equity interest, except that with respect to the issuance of Incentive Stock Options the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.

(kk) “Successor Holder” shall have the meaning given such term in Paragraph (f) of Article XV.

III.  EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan as amended and restated herein shall be effective February 16, 2006, the date of its adoption by the Board. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards and Restricted Stock Unit Awards have lapsed and all Performance Awards and Stock Value Equivalent Awards have been satisfied; provided, however, that, notwithstanding any other provision of the Plan, Awards shall not be granted under the Plan after May 20, 2013.

IV.  ADMINISTRATION

(a) Composition of Committee. The Plan shall be administered by a Committee of Directors of the Company which shall be appointed by the Board.

(b) Powers. The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right, Restricted Stock Award and Restricted Stock Unit Award, and the value of each Performance Award and Stock Value Equivalent Award. The Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Documents executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Document relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d) Delegation of Authority. The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding; (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person and (iii) any delegation of the power to grant Awards shall be permitted by applicable law.

(e) Engagement of an Agent. The Company may, in its discretion, engage an agent to (i) maintain records of Awards and Holders’ holdings under the Plan, (ii) execute sales transactions in shares of Common Stock at the direction of Holders, (iii) deliver sales proceeds as directed by Holders, and (iv) hold shares of Common Stock owned without restriction by Holders, including shares of Common Stock previously obtained through the Plan that are transferred to the agent by Holders at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an employee or Non employee Director of the Company, the agent shall have no obligation to provide any further services to such person and the shares of Common Stock previously held by the agent under the Plan may be distributed to the person or his or her legal representative.

V.  GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS,
RESTRICTED STOCK UNIT AWARDS, PERFORMANCE AWARDS AND STOCK VALUE
EQUIVALENT AWARDS; SHARES SUBJECT TO THE PLAN

(a) Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 49,000,000 shares, of which no more than 16,000,000 may be issued in the form of Restricted Stock Awards or Restricted Stock Unit Awards, or pursuant to Performance Awards. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder in any one calendar year, shall not in the aggregate exceed 500,000. The cash value determined as of the date of grant of any Performance Award not denominated in Common Stock granted to any Holder for any one calendar year shall not exceed $5,000,000. Any shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Options then outstanding. The 500,000-share limit on Stock Options and Stock Appreciation Rights Awards to a Holder in any calendar year shall be subject to adjustment in the same manner as provided in Article XIII. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

(b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

VI.  ELIGIBILITY

Awards made pursuant to the Plan may be granted to individuals who, at the time of grant, are employees of the Company or any Parent Corporation or Subsidiary of the Company or are Non-employee Directors. An Award may also be granted to a person who has agreed to become an employee of the Company or any Parent Corporation or Subsidiary of the Company within the subsequent three (3) months. An Award made pursuant to the Plan may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, an Option which is not an Incentive Stock Option, an Award of Stock Appreciation Rights, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Stock Value Equivalent Award or any combination thereof. Each Award shall be evidenced in such manner and form as may be prescribed by the Committee.

VII.  STOCK OPTIONS

(a) Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price.

(b) Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed ten (10) years.

(c) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(d) Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

(e) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

(f) Repricing Prohibited. Except for adjustments pursuant to Article XIII, the purchase price of Common Stock for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower purchase price. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited.

VIII.  STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. Upon the exercise of any Stock Appreciation Rights granted hereunder, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such Right.

(b) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(c) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of a Stock Appreciation Right exceed ten (10) years.

(d) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(e) Repricing Prohibited. Except for adjustments pursuant to Article XIII, the exercise price of a Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited.

IX.  RESTRICTED STOCK AWARDS

(a) Restricted Period To Be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award; provided, however, that, except as set forth below and as permitted by Paragraph (b) of this Article IX, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria. The foregoing notwithstanding, with respect to Restricted Stock Awards and Restricted Stock Unit Awards of up to an aggregate of 550,000 shares (subject to adjustment as set forth in Article XIII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XIII.

(b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of a Holder’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period as shall be set forth in a Restricted Stock Award Agreement.

(c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d) Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

X.  RESTRICTED STOCK UNIT AWARDS

(a) Restricted Period To Be Established by the Committee. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award; provided, however, that except as set forth below and as permitted by Paragraph (b) of this Article X, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria. The foregoing notwithstanding, with respect to Restricted Stock Awards and Restricted Stock Unit Awards of up to an aggregate of 550,000 shares (subject to adjustment as set forth in Article XIII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Unit Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XIII.

(b) Other Terms and Conditions. At the time of a Restricted Stock Unit Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award, including, but not limited to, rules pertaining to the termination of a Holder’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period as shall be set forth in a Restricted Stock Unit Award Agreement. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the Restriction Period with respect to a Restricted Stock Unit Award, as determined by the Committee. The Committee, in its sole discretion, may provide for the deferral of a Restricted Stock Unit Award. If a payment of cash or issuance of Common Stock is to be made on a deferred basis, the Committee shall establish whether interest or dividend equivalents shall be credited on the deferred amounts and any other terms and conditions applicable thereto.

(c) Payment for Restricted Stock Unit. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Unit Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d) Restricted Stock Units in Substitution for Units Granted by Other Corporations. Restricted Stock Unit Awards may be granted under the Plan from time to time in substitution for restricted stock units held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

XI.  PERFORMANCE AWARDS

(a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Holder shall be measured.

(b) Performance Awards. Each Performance Award may have a maximum value established by the Committee at the time of such Award.

(c) Performance Measures. A Performance Award granted under the Plan that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be awarded contingent upon the achievement of one or more performance measures. The performance criteria for Performance Awards shall consist of objective tests based on the following: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital and customer satisfaction. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on corporate, subsidiary or business unit performance, or on a combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measure of the selected performance criteria. A Performance Award that is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(d) Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date. If a payment of cash or issuance of Common Stock is to be made on a deferred basis, the Committee shall establish whether interest or dividend equivalents shall be credited on the deferred amounts and any other terms and conditions applicable thereto.

(e) Termination of Service. The Committee shall determine the effect of termination of service during the performance period on a Holder’s Performance Award.

XII.  STOCK VALUE EQUIVALENT AWARDS

(a) Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Stock Value Equivalent Award, a period over which the Award shall vest with respect to the Holder.

(c) Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee. If payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

(d) Termination of Service. The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder’s Stock Value Equivalent Award.

XIII.  RECAPITALIZATION OR REORGANIZATION

(a) Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee shall, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders.

(b) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(c) The shares with respect to which Options, Stock Appreciation Rights or Restricted Stock Units may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option, Stock Appreciation Rights or Restricted Stock Unit Award, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.

(d) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option or Stock Appreciation Rights or payment in settlement of a Restricted Stock Unit Award theretofore granted, the Holder shall be entitled to purchase or receive, as applicable, under such Award, in lieu of the number of shares of Common Stock as to which such Award relates or shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

(e) In the event of a Corporate Change, unless an Award Document otherwise provides, as of the Corporate Change Effective Date (i) any outstanding Options and Stock Appreciation Rights shall become immediately vested and fully exercisable, (ii) any restrictions on Restricted Stock Awards or Restricted Stock Unit Awards shall immediately lapse, (iii) all performance measures upon which an outstanding Performance Award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the maximum amount of the Award he or she would have been entitled to receive, prorated to the Corporate Change Effective Date, and (iv) any outstanding cash Awards including, but not limited to, Stock Value Equivalent Awards shall immediately vest and be paid based on the vested value of the Award.

(f) In the relevant Award Document, the Committee may provide that, no later than two (2) business days prior to any Corporate Change referenced in Clause (ii), (iii) or (iv) of the definition thereof or ten (10) business days after any Corporate Change referenced in Clause (i) of the definition thereof, the Committee may, in its sole discretion, (i) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (ii) require the mandatory surrender to the Company by selected Holders of Stock Appreciation Rights of some or all of the outstanding Stock Appreciation Rights held by such Holders (irrespective of whether such Stock Appreciation Rights are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Stock Appreciation Rights and pay to each Holder an amount of cash equal to the Spread with respect to such Stock Appreciation Rights with the Fair Market Value of the Common Stock at such time to be deemed to be the Change of Control Value, or (iii) require the mandatory surrender to the Company by selected Holders of Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards of some or all of the outstanding Awards held by such Holder (irrespective of whether such Awards are vested under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each Holder an amount of cash equal to the Change of Control Value of the shares, if the Award is denominated in Common Stock, or an amount of cash equal to the Fair Market Value of the Common Stock at such time, if the Award is not denominated in Common Stock.

(g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.

XIV.  AMENDMENT OR TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Holder under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, (d) changes the types of awards available under the Plan, or (e) amends or deletes the provisions that prevent the Committee from amending the terms and conditions of an outstanding Option or Stock Appreciation Rights to alter the exercise price.

XV.  OTHER

(a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a non-employee Director any right to be granted an Option, a Stock Appreciation Right, a right to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award or any other rights hereunder except as may be evidenced by an Award or by an Option or Stock Appreciation Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall:

(i) confer upon any employee any right to continuation of employment with the Company or any Subsidiary; or

(ii) interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

(c) No Rights to Serve as a Director Conferred. Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue their position as a Director of the Company.

(d) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company’s withholding obligation, subject to such restrictions as the Committee deems appropriate.

(e) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f) Restrictions on Transfer. Except as otherwise provided herein, an Award shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Holder other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Holder only by such Holder, the Holder’s guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below. The Committee may prescribe and include in the respective Award Documents hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this section shall be null and void. Upon a Holder’s death, the Holder’s personal representative or other person entitled to succeed to the rights of the Holder (the “Successor Holder”) may exercise such rights as are provided under the applicable Award Document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Holder’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options) which may be transferred by the Holder for no consideration to or for the benefit of the Holder’s Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company in which the Holder and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Document shall so state. A transfer of an Award pursuant to this Paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is transferred as contemplated in this Paragraph (f), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Holder under Articles XIII and XIV hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Holder, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document. The Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement or other Award Document shall specify the effect of the death of the Holder on the Award.

(g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

(h) Foreign Awardees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

(i) Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan, or any deferral permitted under the Plan, would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed, and that deferral provision will be structured, to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights with respect to an Award.

DIRECTIONS TO THE HOUSTONIAN

From Bush Intercontinental Airport — Houston:

•	Exit the Airport on JFK Blvd.

•	Follow the signs to Sam Houston Tollway/Beltway 8 West.

•	Take Sam Houston Tollway/Beltway 8 West to I-45 South (Downtown).

•	Take I-45 South to Loop 610 West.

•	Loop 610 West becomes Loop 610 South.

•	Follow Loop 610 South to the Woodway exit.

•	Make a right on Woodway to N. Post Oak Lane (1st signal).

•	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.

From Houston Hobby:

•	Exit airport going right on Airport Blvd.— 1.9 miles.

•	Go under freeway and turn left and get on I-45 North.

•	Come around downtown on the Pierce elevated freeway and after the Bagby exit look for the Memorial Drive exit on right.

•	Exit Memorial and go to the light and turn left and get on Memorial.

•	Go about 5.5 miles, through the park, the road will fork, veer left onto Woodway, pass under the freeway.

•	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.

To vote in accordance with the Board of Directors’ recommendations just sign below; no boxes need to be checked. If no direction is made, this proxy will be Voted “FOR” the nominees listed in Item 1 and “FOR” Items 2 and 3 and Voted “AGAINST” Items 4, 5 and 6.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Item 1 - ELECTION OF DIRECTORS						The Board of Directors recommends a vote “FOR” the listed nominees and “FOR” proposals 2 and 3.

Nominees: 01 A.M. Bennett	FOR ☐	AGAINST ☐	ABSTAIN ☐	Nominees: 05 S.M. Gillis	FOR ☐	AGAINST ☐	ABSTAIN ☐	Nominees: 09 J.A . Precourt	FOR ☐	AGAINST ☐	ABSTAIN ☐	Item 2	–	Proposal for Ratification of the Selection of Auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN	Item 3	–	Proposal on Reapproval of Material Terms of Performance Goals under 1993 Stock and Incentive Plan.	FOR	AGAINST	ABSTAIN
02 J.R. Boyd	☐	☐	☐	06 J.T. Hackett	☐	☐	☐	10 D.L. Reed	☐	☐	☐				☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN				YES
03 M. Carroll	☐	☐	☐	07 D.J. Lesar	☐	☐	☐	I PLAN TO ATTEND THE ANNUAL MEETING			☐	The Board of Directors recommends votes “AGAINST” Proposals 4, 5 and 6.
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN								FOR	AGAINST	ABSTAIN
04 K.T. Derr	☐	☐	☐	08 J.L. Martin	☐	☐	☐					Item 4	–	Proposal on Human Rights Policy.	☐	☐	☐
															FOR	AGAINST	ABSTAIN
												Item 5	–	Proposal on Political Contributions.	☐	☐	☐
															FOR	AGAINST	ABSTAIN
												Item 6	–	Proposal on Human Rights Board Committee.	☐	☐	☐

												Item 7	–	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/hal	OR	TELEPHONE 1-866-540- 5760

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Proxy Statement and the Annual Report on Form 10-K on the internet at http://bnymellon.mobular.net/bnymellon/hal

P R O X Y
HALLIBURTON COMPANY
PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints D.J. Lesar, A.O. Cornelison, Jr. and S.D. Williams, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Halliburton Company to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Wednesday, May 21, 2008, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated April 7, 2008, is acknowledged.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned.

In the absence of such direction the proxy will be voted FOR the nominees listed in Item 1, FOR the Proposals set forth in Items 2 and 3, and AGAINST the Proposals set forth in Items 4, 5 and 6.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
Participants in one or more of the Halliburton Company employee plans should contact their plan administrator for information on their account.
You can now access your Halliburton Company account online.
Access your Halliburton Company stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Halliburton Company now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
****TRY IT OUT****
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163